SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Notice of Annual Meeting of Shareholders

and Proxy Statement

September 30, 2016

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, November 17, 2016, at 11:00 a.m. at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio.  At the meeting, you will hear a report on our operations and have a chance to meet your Company’s Directors and executives.

This booklet includes the formal Notice of the Meeting and the Proxy Statement.  The Proxy Statement tells you more about the agenda and procedures for the meeting.  It also describes how the Board operates and provides information about our Director candidates.

We are pleased to continue to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are including a Notice of Internet Availability of Proxy Materials (the “Notice”) with this Proxy Statement. The Notice contains instructions on how to access and review the proxy materials and our Annual Report on Form 10-K over the Internet. The Company believes that this process allows us to provide our shareholders with the information they need in a more timely manner.

Even if you own only a few shares, we want your shares to be represented at the meeting.  I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/ Dennis W. Wells

Dennis W. Wells

Chief Executive Officer and President; Director

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON NOVEMBER 17, 2016

The Notice of Meeting and Proxy Statement as well as the Company’s Annual Report on

Form 10-K are available at www.edocumentview.com/LYTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF

LSI INDUSTRIES INC.

Time:

11:00 a.m., Eastern Standard Time

Date:

Thursday, November 17, 2016

Place:

LSI Industries Corporate Headquarters

10000 Alliance Road

Cincinnati, Ohio 45242

Purpose:

•	Elect as Directors the seven nominees named in the accompanying proxy materials
•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2016
•

Amend the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the number of Common Shares available for issuance by 1,600,000, set a ratio by which full value awards count against the share reserve, and authorize the issuance of deferred share based awards.

•	Conduct an advisory vote on executive compensation
•	Conduct other business if properly raised

Only shareholders of record on September 19, 2016 may vote at the meeting.  The approximate mailing date of the Proxy Statement and accompanying proxy card is September 30, 2016.

Your vote is important.  Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Dennis W. Wells

Dennis W. Wells

Chief Executive Officer and President; Director

September 30, 2016

Table of Contents

INTRODUCTION	1

VOTING AT ANNUAL MEETING	1
General Information	1
Principal Shareholders	2
Shareholder Proposals	2
Proposal 1. Election of Directors	2
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm	3
Proposal 3. Amendment of the Company’s Amended and Restated 2012 Stock Incentive Plan	4
Proposal 4. Advisory Vote on Executive Compensation	12

MANAGEMENT	13
Directors and Executive Officers	13
Section 16(a) Beneficial Ownership Reporting Compliance	15

EXECUTIVE COMPENSATION	16
Compensation Discussion and Analysis	16

COMPENSATION COMMITTEE REPORT	24

EQUITY COMPENSATION PLAN INFORMATION	33

CORPORATE GOVERNANCE	33

DIRECTOR COMPENSATION	34

COMMITTEES OF THE BOARD	35

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	38

RELATED PERSON TRANSACTIONS	38

OTHER MATTERS	39

QUESTIONS	39

ANNEX A - Amended and Restated 2012 Stock Incentive Plan	A-1

The Company makes available, free of charge on its website, all of its filings that are made electronically with the Securities and Exchange Commission (“SEC”), including Forms 10-K, 10-Q, and 8-K and any amendments thereto.  To access these filings, go to the Company’s website (www.lsi-industries.com) and click on the “SEC Filings” tab in the left margin on the “Investor Relations” page.  Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, including financial statements and schedules thereto, filed with the SEC are also available without charge to shareholders upon written request addressed to:

LSI Industries Inc.

Ronald S. Stowell

Vice President, Chief Financial Officer

& Treasurer

10000 Alliance Road

Cincinnati, Ohio 45242

LSI INDUSTRIES INC.

10000 Alliance Road

Cincinnati, Ohio  45242

Telephone (513) 793-3200

__________________________________________

P R O X Y   S T A T E M E N T

Annual Meeting of Shareholders

November 17, 2016

INTRODUCTION

The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 17, 2016, and at any postponement or adjournment of such meeting.  This Proxy Statement and the accompanying proxy card were first mailed on September 30, 2016 to shareholders of record as of September 19, 2016.

VOTING AT ANNUAL MEETING

General Information

In order to carry on the business of the meeting, we must have a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or in person.  Shareholders may vote in person or by proxy at the Annual Meeting.  Proxies given may be revoked at any time by filing with the Company (to the attention of Ronald S. Stowell) either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.  If you hold shares through someone else, such as a stockbroker or bank, you may get material from them asking how you want to vote.  Specifically, if your shares are held in the name of your stockbroker or bank and you wish to vote in person at the meeting, you should request your stockbroker or bank to issue you a proxy covering your shares.  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.  The Company will bear the entire cost of soliciting proxies from our shareholders.

All shares will be voted as specified on each properly executed proxy card.  If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the seven persons nominated as Directors by the Nominating and Corporate Governance Committee of the Board of Directors, “FOR” Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), “FOR” Proposal 3 (Amendment of the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the number of Common Shares available for issuance by 1,600,000, set a ratio by which full value awards count against the share reserve, and authorize the issuance of deferred share based awards), and “FOR” Proposal 4 (Approval, on a non-binding, advisory basis, of the Executive Compensation Package).  If any other matters come before the meeting or any postponement or adjournment thereof, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.  With respect to Proposal 1, the seven nominees receiving the greatest number of votes will be elected. Proposal 2 for the ratification of appointment of the Company’s Independent Registered Public Accounting Firm and Proposal 3 for the amendment of the Company’s Amended and Restated 2012 Stock Incentive Plan will be adopted only if they receive approval by a majority of the Common Shares voting at the Annual Meeting. Since Proposal 4 on executive compensation is an advisory vote, the Board of Directors will give due consideration to the outcome of the vote; however, the vote shall not be binding on the Company.

Banks or brokers holding shares for beneficial owners must vote those shares as instructed. If the bank or broker has not received instructions from you, the beneficial owner, the bank or broker generally has discretionary voting power only with respect to the ratification of appointment of the independent registered public accountants. A bank or broker does not have discretion to cast votes with respect to the election of Directors unless it has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your bank or broker if your shares are held by such a bank or broker so that your vote with respect to Directors is counted.

As of September 19, 2016, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI had 24,989,610 Common Shares outstanding.  Each share is entitled to one vote.  Only shareholders of record at the close of business on September 19, 2016, will be entitled to vote at the Annual Meeting.  Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting, except as otherwise described herein.  Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Principal Shareholders

As of September 15, 2016, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class

Royce & Associates LLC 1414 Avenue of the Americas, 9th Floor New York, NY 10019-2578	1,827,869	7.08%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,720,074	6.66%

Blackrock Fund Advisors 400 Howard Street San Francisco, CA 94105	1,344,004	5.20%

Thomson Horstmann & Bryant, Inc. 501 Merritt 7 Norwalk, CT 06851	1,316,330	5.10%

Shareholder Proposals

Shareholders who desire to have proposals included in the Notice for the 2017 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before June 2, 2017.

The form of proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment or postponement thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received.  In order for a notice to be deemed adequate for the 2017 Annual Shareholders’ Meeting, it must be received prior to August 9, 2017.  If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than 30 days, we will notify you of this change through our Form 10-Q filings.

Proposal 1. Election of Directors

In accordance with the Company's Regulations each Director is elected for a one-year term.  The terms of the Company’s Directors expire at the 2016 Annual Meeting of Shareholders.

The Nominating and Corporate Governance Committee of the Board has nominated for reelection seven Directors, namely, Robert P. Beech, Gary P. Kreider, John K. Morgan, Wilfred T. O'Gara, James P. Sferra, Robert A. Steele and Dennis W. Wells.  Proxies solicited by the Board will be voted for the election of these seven nominees.

On July 18, 2016, Dennis B. Meyer and Mark A. Serrianne, each members of the LSI Board of Directors, notified it of their intention not to stand for re-election to the Board at the 2016 Annual Meeting of Shareholders. With best wishes, LSI thanks each of Mr. Meyer and Mr. Serrianne for their dedicated service and valuable contributions as members of the Board since 2001 and 2004, respectively.

Also, on July 18, at the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Robert A. Steele to the Board. On April 20, 2016, at the recommendation of the Nominating and Corporate Governance Committee, the Board appointed John K. Morgan to the Board.

All Directors elected at the Annual Meeting will be elected to hold office for one year and until their successors are elected and qualified.  In voting to elect Directors, shareholders are entitled to one vote for each share held of record.  Shareholders are not entitled to cumulate their votes in the election of Directors.

Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board.  The seven nominees receiving the greatest number of votes cast will be elected.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR each of the seven Directors nominated in this Proxy Statement.  The seven nominees receiving the greatest number of votes will be elected.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2015.  Grant Thornton LLP has been the independent registered public accounting firm for the Company since September 8, 2009, and had also previously served the Company in this capacity from April 2002 to December 2005.  Although not required by law, the Board is seeking shareholder ratification of its selection.  If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton LLP at least through fiscal 2017.

Representatives of Grant Thornton LLP are expected to be present at the Annual Shareholders' Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

Aggregate fees billed to the Company by Grant Thornton LLP for the fiscal years ended June 30, 2015 and 2016 were as follows:

	2015	2016
Audit fees	$549,500	$579,400
Audit-related fees	95,750	24,200
Tax fees	84,153	64,150
All other fees	4,900	4,900

Total fees	$734,303	$672,650

Audit fees represent fees and out-of-pocket expenses related to the audit of the Company’s financial statements; review, documentation and testing of the Company's system of internal controls; filing of the Form 10-K; services related to review of the Company’s quarterly financial statements and Form 10-Q’s; and attendance at the Company’s quarterly Audit Committee meetings.  Audit-related fees represent fees for consultation related to accounting and regulatory filing matters, acquisition due diligence services, and to audits of the Company’s qualified retirement plan.  Tax fees relate to services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, and tax advice.  All other fees represent fees related to services and consultation related to various planning matters.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required to approve this proposal.

Proposal 3. Amendment of the Company’s Amended and Restated 2012 Stock Incentive Plan

Based on the recommendation of the Compensation Committee, the Board voted to approve and recommend to shareholders that they approve the Amended and Restated 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan” or “2012 Plan”). The 2012 Plan increases the number of Common Shares available for issuance by 1,600,000 new shares, from 2,800,000 to 4,400,000 (which includes an increase in the total number of Common Shares available for issuance with respect to incentive stock options from 2,800,000 to 4,400,000 in accordance with the Internal Revenue Code). The 2012 Plan also includes other amendments. Specifically, the 2012 Plan

- sets a fungible share ratio by which full value awards count against the share reserve;

- authorizes the issuance of deferred share based awards;

- adds a minimum vesting requirement; and

- expressly prohibits cash buyouts of underwater stock options and stock appreciation rights.

In addition to these amendments, we also have implemented policies that support our equity award practices:

- we adopted a clawback policy applicable to equity incentive compensation; and

- we apply holding requirements to awards of equity incentive compensation.

Shareholders are being asked at the Annual Meeting to approve these 2012 Plan amendments as described below. The 2012 Plan document as it is proposed to be amended is attached as Annex A. If the 2012 Plan is not approved by our shareholders, the 2012 Plan will continue in effect pursuant to its terms and conditions as set forth in Annex A, except that the total number of Common Shares available for issuance will not increase, a fungible share ratio by which full value awards count against the share reserve will not be established and the issuance of deferred share based awards will not be authorized.

As of September 15, 2016, the share information under all of LSI’s equity plans is presented below:

Stock Options outstanding	3,671,177

Weighted average exercise price	$9.19

Weighted average remaining term (yrs)	7.3

Restricted Stock Units outstanding	118,575

Shares available for grant under 2012 Stock Incentive Plan	891,875

Shares available for grant under the Nonqualified Deferred Compensation Plan	33,234

The above listed stock options and RSUs outstanding, as well as shares available for grant are for all of the Company’s equity compensation plans, including the Nonqualified Deferred Compensation Plan. The 2012 Stock Incentive Plan replaced the Company’s 2003 Equity Compensation Plan, and the Company no longer grants awards from the 2003 plan.

Set forth below are: (i) a summary of the principal features of the 2012 Plan as it is proposed to be amended; and (ii) a description of the U.S. federal income tax consequences under the 2012 Plan.

1.     Summary of the Amended and Restated 2012 Stock Incentive Plan

The summary below does not purport to be complete and is qualified in its entirety by reference to the 2012 Plan document. In the event and to the extent that this summary is inconsistent with the 2012 Plan document, the 2012 Plan document shall govern.

Objectives of the 2012 Plan

The Board believes that stock-based awards are an important element of the Company’s compensation programs. The 2012 Plan promotes the Company’s compensation philosophy and objectives by: (i) providing long-term incentives to those persons with significant responsibility for the success and growth of the Company, (ii) motivating participants to achieve the long-term success and growth of the Company, (iii) providing a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s Common Shares, (iv) enabling the Company to attract and retain skilled and qualified officers, other employees, directors, and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, (v) facilitating ownership of the Company’s shares, and (vi) aligning the personal interests of officers, employees, and others in the Company’s long-term growth and profitability with the interests of the Company’s shareholders. As of September 15, 2016, 891,875 Common Shares remained available for grant under the 2012 Plan. Subject to shareholder approval at the Annual Meeting, the amendments to the 2012 Plan will be effective as of November 17, 2016 and will increase the number of Common Shares available to 4,400,000. The per share closing price of LSI’s Common Shares on September 15, 2016 was $9.77. Information on the total number of shares available under the Company’s existing equity compensation plans and subject to outstanding options and rights is presented in the Equity Compensation Plan Information table on page 33.

As it is proposed to be amended, the 2012 Plan includes a fungible share reserve whereby the aggregate number of Common Shares available for issuance under the 2012 Plan will be reduced by 2.5 Common Shares for each full value award (i.e., restricted shares, restricted share units, unrestricted Common Shares, deferred shares or deferred share units) granted under the 2012 Plan and one Common Share for each option or SAR granted under the 2012 Plan, and similarly increased by 2.5 Common Shares for each full value award forfeited under the 2012 Plan and one Common Share for each option or SAR forfeited under the 2012 Plan.

The 2012 Plan allows the Company the flexibility to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, and restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals. The 2012 Plan is also designed to allow compliance with Section 162(m). It is intended that awards under the 2012 Plan with a performance component (which does not include time-vested share awards) generally will satisfy the requirements for performance based compensation under Section 162(m) while granting the Compensation Committee the authority to grant nonperformance-based awards where it deems appropriate. Section 162(m) generally places a $1,000,000 limit on the tax deduction allowable for compensation paid (or accrued for tax purposes) with respect to the Chief Executive Officer and the three other highest-paid executives (other than the CFO) during a tax year, unless the compensation meets certain requirements. All stock incentive awards to the Company’s most highly compensated executives that may be made over the next few years are expected to be granted under the 2012 Plan.

Shares Subject to the 2012 Plan

The aggregate number of Common Shares that may be issued under the 2012 Plan after giving effect to the amendment is 4,400,000 plus shares subject to outstanding awards under the Company’s prior plan which are forfeited, settled in cash or cancelled or expired. The 2012 Plan provides for appropriate adjustments in the number of shares subject to the 2012 Plan (and other share limitations contained therein and described below) and to grants previously made if there is a share split, dividend, reorganization, or other relevant change affecting the Company’s corporate structure or its shares. If shares under an award are not issued prior to the expiration, termination, cancellation or forfeiture of the award, then those shares would again be available for inclusion in future grants.

Other Share Limitations

The maximum number of shares subject to incentive stock options (“ISOs”) that may be granted under the 2012 Plan after giving effect to the amendment is 4,400,000. The maximum number of shares subject to restricted shares or restricted share units that may be granted to an individual in a calendar year is 50,000 shares. The maximum number of shares subject to stock options or stock appreciation rights that may be granted to an individual in a calendar year under the 2012 Plan is 250,000 shares.

Eligible Participants

Officers and key employees of the Company, any consultant to the Company, and the Company’s non-employee directors are eligible to receive awards under the 2012 Plan. Awards are granted to those persons with significant responsibility for the Company’s success and growth.

Administration

The 2012 Plan is administered by a committee (the “Committee”) consisting of at least three directors appointed by the Board, all of whom meet the definitions of the terms “outside director” set forth in the regulations under Section 162(m), “independent director” set forth in The Nasdaq Stock Market, Inc. rules, and “non-employee director” set forth in Rule 16b-3 under the Exchange Act. Unless determined otherwise by the Board, the Compensation Committee will administer the 2012 Plan and has the authority under the 2012 Plan to: (i) select the employees, consultants, and Directors to whom awards are granted; (ii) determine the type and timing of awards and the appropriate award agreement evidencing each award; (iii) determine the number of shares covered by each award and all other terms and conditions of awards, not inconsistent with the terms of the 2012 Plan; (iv) determine whether an award is, or is intended to be, performance based compensation within the meaning of 162(m); (v) determine whether terms, conditions, and objectives have been met or, including, without limitation, making certifications related thereto, if permissible, should be modified or waived, not inconsistent with the terms of the 2012 Plan; (vi) cancel or suspend an award, or determine whether an amount or payment of an award should be reduced or eliminated; (vii) determine administrative rules, guidelines, and practices governing the 2012 Plan; and (viii) interpret the provisions of and otherwise supervise the administration of the 2012 Plan. The Committee has determined, beginning in fiscal 2016, that the primary grant of stock options and award of restricted stock units should be made on the first business day of the new fiscal year when NEOs, executives and managers know the financial goals for the fiscal year and begin to achieve them.

Stock Options

Stock options granted under the 2012 Plan must be in the form of either incentive stock options (“ISOs”), which meet the requirements of Section 422 of the Code, or nonqualified stock options (“NQSOs”), which do not meet those requirements. The term of a stock option is fixed by the Committee, but may not exceed ten years, and stock options are exercisable at such time or times as determined by the Committee. The exercise price of a stock option cannot be less than the fair market value of the shares on the date of grant, which generally means the last closing price of a share as reported on The Nasdaq Stock Market on the date of the grant. The grantee may pay the stock option exercise price either in cash or such other manner authorized in the 2012 Plan or the applicable award agreement, including the tender of shares. Shares tendered by participants as full or partial payment of the exercise price will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits stock option re-pricing.

Code Limitations on ISOs

The Code currently places certain limitations on ISO awards. In addition to the other limitations described in the 2012 Plan, an ISO may only be granted to full or part-time employees (including officers and Directors who are also employees) of the Company. The total fair market value of shares subject to ISOs which are exercisable for the first time by any participant in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations, or such stock option will no longer qualify as an ISO and shall be treated as an NQSO. ISOs will also be non-transferable in accordance with the provisions of the Code. Additional restrictions apply to the grant of ISOs to holders of in excess of 10% of the Company’s outstanding Common Stock.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SAR”) separately or in connection with a stock option granted under the 2012 Plan. If a grantee exercises a SAR, the grantee will receive an amount equal to the excess of the then-fair market value of the shares with respect to which the SAR is being exercised over the stock option exercise price of the shares, in the case of a SAR in connection with a stock option, or the exercise price of the SAR, in the case of an independent SAR. The SAR exercise price must be at least 100% of the fair market value of the underlying shares on the date of grant, and the term of such SAR may not exceed ten years. Payment may be made in cash, in shares, or in a combination of cash and shares, as the Committee determines. If a SAR granted in connection with a stock option is exercised in whole or in part, the right under the related stock option to purchase shares with respect to which the SAR has been exercised will terminate to the same extent. If a stock option is exercised, any SAR related to the shares purchased upon exercise of the stock option will terminate. To the extent that the number of shares reserved for issuance upon the grant of a SAR exceeds the number actually issued upon exercise of a SAR, such shares will not become available for issuance under the 2012 Plan. The 2012 Plan prohibits SAR repricing.

Restricted Shares and RSUs

The Committee may grant restricted share awards which consist of shares issued by the Company to a participant for no consideration, or for a purchase price which may be below their fair market value, and are subject to forfeiture in the event of termination of the participant’s employment prior to vesting and subject to restrictions on sale or other transfer by the participant. Unless otherwise determined by the Committee, participants who hold restricted shares have voting rights with respect to the shares and have the right to receive dividend distributions, in cash or shares, payable to the extent the restrictions on the applicable restricted shares lapse. The Committee may also grant restricted share unit awards which are substantially similar to restricted share awards but which generally do not give the participant-holder the rights of a shareholder prior to lapse of the restrictions and, upon such lapse, may be settled in cash, shares, or a combination of both. The Committee may provide for the payment in cash or shares equal to the amount of dividends paid from time to time on the number of shares that would become payable upon vesting of the restricted share unit award. The Committee may provide that restrictions lapse after the passage of time (time-vested), upon certain events (such as death, disability, or retirement) or upon the attainment of specified performance objectives (performance-vested). The Committee may waive any restrictions or accelerate the date or dates on which restrictions lapse except no waiver may apply to a term that is not within the Committee’s discretion to waive under the 2012 Plan.

Performance Based Exception

The Committee may grant awards in a manner that is intended to qualify for the performance based exception to the deductibility limitations of Section 162(m) and conditioned upon the achievement of performance goals as the Committee shall determine, in its sole discretion. The performance goals shall be based on one or more performance measures, and the Committee shall specify the time period or periods during which the performance goals must be met. The performance measure(s) may be described in terms of objectives that are related to the individual participant, the Company, or a subsidiary, division, department, region, function, or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. Performance goals may be expressed in absolute terms or relative to the performance of other entities or the prior performance of LSI. The Committee may adjust or modify the performance objectives or periods, provided that any such modifications meet the requirements of Section 162(m), to the extent applicable unless the Committee determines that such requirements should not be satisfied. Awards intended to qualify for the performance based exception shall not vest or be paid until the Committee certifies that the performance goals have been achieved.

Unrestricted Share Awards

The Committee may grant unrestricted shares on a bonus or other basis for no cash consideration.

Deferred Shares

The Committee may grant deferred shares. The number of deferred shares shall be determined by the Committee and may (but is not required to) be based on one or more performance goals or performance measures, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Shares underlying a deferred share award which is subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a holder of deferred shares shall have no rights as a Company shareholder with respect to such deferred shares until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the Common Shares underlying the award have been issued to the such holder. Recipients of deferred shares generally will have no rights as shareholders with respect to such deferred shares until the time the vesting conditions are satisfied and the underlying deferred shares have been paid.

Deferred Share Units

Awards of deferred share units are denominated in unit equivalents of Common Shares and vest pursuant to a vesting schedule or performance goals or performance measures as determined by the Committee. The Common Shares underlying deferred share units will not be issued until the deferred share units have vested, and recipients of deferred share units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Transferability of Awards

No award is transferable other than by will or the laws of descent and distribution, except the Committee may, in its discretion, provide that an award (other than an ISO) is transferable without consideration to a participant’s family member (as defined in the 2012 Plan), subject to such terms and conditions as the Committee may impose. All awards shall be exercisable, during the participant’s lifetime, only by the participant or a permitted transferee.

Termination of Employment

Generally, awards other than deferred shares are forfeited upon a participant’s termination of employment; however, the 2012 Plan provides that the Committee: (i) may allow a participant to exercise vested stock options or SARs for a period of time after termination, if not terminated for cause; and (ii) has discretion to provide the extent to which, if any, the vesting of any award is accelerated or forfeited due to a participant’s, death, disability, or retirement, provided that, for awards intended to be performance-based compensation within the meaning of Section 162(m), no vesting may occur or no distribution may be made prior to the attainment of the performance goals, unless otherwise provided by Section 162(m).

Change in Control

Except as otherwise provided in an award agreement, upon a “change in control” as defined in the 2012 Plan: (i) all outstanding stock options and SARs automatically become fully exercisable; and (ii) all restricted share and restricted share unit awards automatically become fully vested.

Recoupment (Clawback) Policy

Awards are subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy (i.e., a clawback) adopted by the Company, Committee, or Board, including any policy adopted to comply with the rules of any stock exchange on which the shares are traded or the SEC.

Amendment of 2012 Plan

The Board may amend, alter, or discontinue the 2012 Plan at any time, provided that any such amendment, alteration, or discontinuance has been approved by the Company’s shareholders, if shareholder approval is required under applicable laws, regulations, or exchange requirements (including for the purpose of qualification under Section 162(m) as “performance-based compensation”), and does not materially and adversely impair the rights of any grantee, without his or her consent, under any award previously granted. The 2012 Plan could be amended without shareholder approval in certain nonmaterial ways that could result in an increased cost to the Company. No Awards shall be made under the 2012 Plan after the tenth anniversary of the effective date.

Plan Benefits

The following tables disclose the benefits received by the following persons or groups in fiscal 2016. These awards are not necessarily representative of future awards that may be made under the 2012 Plan.

Name and Principal Position	Number of Shares Underlying Awards
	Performance- Based	Time- Vested

Dennis W. Wells	90,000	45,000
President and Chief Executive Officer
Ronald S. Stowell	60,000	40,000
Vice President, Chief Financial Officer and Treasurer
Shawn M. Toney	60,000	30,000
President of the LSI Lighting Segment
Jeff A. Croskey	37,500	20,000
President of the LSI Graphic Segment
Andrew J. Foerster	50,000	30,000
Executive Vice President and Chief Technology Officer
Named Executive Officers as a Group	297,500	165,000
Non-employee Directors as a Group	--	--
Non-NEO Employees as a Group	230,000	334,300

Fiscal Year	Granted Restricted Stock Units	Granted Time- Vested Options	Granted Performance-Based Options	Earned Performance- Based Options

2016	72,000	499,300	527,500 (a)	527,500 (b)

2015	--	734,323	--	--

2014	--	436,000	--	--

(a)

The performance measure for the 2016 performance-based stock options was the achievement of operating income as a percentage of net sales of 4.4%, consistent with the Company’s desire to consistently improve results. The performance-based stock options have a three year vesting schedule and are earned in accordance with the following goal attainment schedule:

95-100% attainment	100% earned

90-94% attainment	90% earned

80-89% attainment	80% earned

(b)

When the Company’s fiscal 2016 financial audit was completed, the Compensation Committee determined that the operating income performance criteria had been achieved and that the fiscal 2016 performance-based stock options were earned at the 100% level.

With respect to compensation for non-employee directors, LSI awarded a total of 23,838 Common Shares in fiscal 2016, a total of 26,850 Common Shares in fiscal 2015, and a total of 23,205 Common Shares in fiscal 2014 as stock compensation awards. These Common Shares were valued at their approximate $248,000, $191,000 and $192,100 fair market values based on their stock price at dates of issuance multiplied by the number of Common Shares awarded, respectively, pursuant to the compensation programs for non-employee directors who receive a portion of their compensation as an award of Company stock and for employees who receive a nominal recognition award in the form of common stock. Stock compensation awards are made in the form of newly issued Common Shares.

The Compensation Committee granted 830,000 stock options and awarded 71,700 restricted stock units to employees and Named Executive Officers on July 1, 2016, the beginning of fiscal 2017.

2.     Certain Federal Tax Consequences with Respect to Awards

The following information is not intended to be a complete discussion of the U.S. federal income tax consequences of participation in the 2012 Plan and is qualified in its entirety by references to the Code and the regulations adopted under the Code. The provisions of the Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). The federal income tax consequences applicable to all persons, whether or not subject to Section 16(b), are described below.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an ISO granted pursuant to the 2012 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an ISO and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and LSI will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and LSI will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an ISO may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the ISO, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her ISO generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an ISO in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the ISO holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an ISO by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were ISO shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The ISO holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no federal income tax consequences to either the optionee or LSI on the grant of NQSO pursuant to the 2012 Plan. On the exercise of a NQSO, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. LSI will be entitled to a federal income tax deduction (subject to the limitations contained in Section 162(m)) in an amount equal to such excess, provided that LSI complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a NQSO, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a NQSO will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options” above. The optionee will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Appreciation Rights

A participant who is awarded a SAR will not have taxable income upon the grant of such SAR and LSI will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a SAR, a participant will recognize taxable ordinary income equal to the amount of cash and the fair market value of any shares of common stock received. LSI may generally claim a deduction at that time equal to the amount recognized as ordinary income by the participant.

Restricted Shares and RSUs

The taxability of a restricted share and restricted share unit awards to a participant is dependent upon the extent to which the award is restricted on the date of grant. If the award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If the award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as an award becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of an award of restricted shares that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount of ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment. LSI will be entitled to a deduction in such amount and at such time as ordinary income becomes taxable to the participant.

Deferred Shares

Deferred shares issued pursuant to the 2012 Plan are generally not subject to federal income taxes at the time of issuance and the Company will not then be entitled to a deduction. However, when the deferred shares are issued to the participant the participant will realize ordinary income and the Company will be entitled to a deduction. Deferred shares may be subject to Section 409A of the Code, and the failure of any award of deferred shares that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

Deferred Share Units

Deferred share units issued pursuant to the 2012 Plan are generally not subject to federal income taxes at the time of issuance and the Company will not then be entitled to a deduction. However, when the award is paid, whether in cash or Common Shares, the participant will realize ordinary income and the Company will be entitled to a corresponding deduction. Deferred share units may be subject to Section 409A of the Code, and the failure of any award of deferred share units that is subject to Section 409A to comply with Section 409A may result in taxable income to the participant upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code and certain interest penalties may apply.

Application of Section 409A to Deferred Compensation Arrangements

The 2012 Plan provides that the Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of Federal income tax on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income.

Withholding of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2012 Plan, a corresponding deduction is available to LSI provided LSI complies with certain reporting requirements. Under Section 162(m), however, LSI will be denied a deduction for certain compensation exceeding $1,000,000 paid to its “covered employees,” who generally are the Chief Executive Officer and the three other highest-paid executives (excluding the CFO), excluding (among other things) certain performance-based compensation.

LSI is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by LSI with respect to any amount payable or shares issuable under a participant’s award.

Conclusion

The foregoing summarizes the U.S. federal income tax consequences, and does not include a discussion of state and local income tax or foreign tax consequences of participation in the 2012 Plan. Participants are encouraged to consult their own tax advisors regarding the federal, state and local tax consequences in their particular circumstances and with respect to their particular awards.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Proposal 3. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Proposal 4. Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, provides LSI Industries’ shareholders the opportunity at the Annual Meeting to vote on an advisory resolution on our executive compensation package, commonly known as “Say-on-Pay,” to vote, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as described in the “Executive Compensation” section beginning on page . Because your vote is advisory, it will not be binding upon the Compensation Committee or the Board of Directors; however, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package utilizes a mixture of cash and equity awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For these reasons, the Board requests our shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement pursuant to SEC disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Proposal 4. The Board of Directors will give due consideration to the outcome of this non-binding, advisory vote.

Other Matters

Approval of any other matters considered at the Annual Meeting, including postponement or adjournment, will require the affirmative vote of a majority of Common Shares entitled to vote at the meeting.

MANAGEMENT

Directors and Executive Officers

Directors and executive officers of LSI Industries are:

		Common Shares Beneficially Owned
Name and Age	Position	Amount		Percentage

Dennis W. Wells (55)	Chief Executive Officer and President; Director	143,495	(e)	*

Ronald S. Stowell (66)	Vice President, Chief Financial Officer and Treasurer	318,080	(e)	1.23%

Shawn M. Toney (48)	President of the LSI Lighting Segment	98,765	(e)	*

Jeff A. Croskey (44)	President of the LSI Graphics Segment and President of Grady McCauley Inc.	7,061	(e)	*

Andrew J. Foerster (57)	Executive Vice President andChief Technology Officer	53,391	(e)	*

Paul T. Foster (64)	Executive Vice President - LSI Business System; Secretary	52,500	(e)	*

James P. Sferra (77) (a)	Director	494,621	(e)	1.92%

Gary P. Kreider (78) (a)	Chairman, Director	41,216	(e)	*

Wilfred T. O’Gara (59) (a)(b)(c)(d)	Director	51,514	(e)	*

Mark A. Serrianne (69) (b)(c)(d)	Director	50,945	(e)	*

Dennis B. Meyer (82) (b)(c)(d)	Director	49,576		*

John K. Morgan (62) (b)	Director	4,948		*

Robert P. Beech (63) (b)(c)(d)	Director	18,159		*

Robert A. Steele (61)	Director	920		*

All Directors and Executive Officers as a Group (Fourteen Persons)		1,385,191	(e)	5.36%

______________________________

Information as of September 15, 2016

(a)	Executive Committee Member
(b)	Compensation Committee Member
(c)	Audit Committee Member
(d)	Nominating and Corporate Governance Committee Member
(e)

Includes options exercisable within 60 days as follows:   Mr. Wells of 94,981 shares; Mr. Stowell of 217,500 shares; Mr. Toney of 70,689 shares; Mr. Foerster of 36,667 shares; Mr. Foster of 27,917 shares; Mr. Sferra of 184,500 shares; Mr. O’Gara of 22,500 shares; Mr. Kreider of 22,500 shares; Mr. Meyer of 22,500 shares; and Mr. Serrianne of 22,500 shares.

*	Less than 1%

Dennis W. Wells is Chief Executive Officer and President. He was appointed Chief Operating Officer on October 1, 2014 and promoted to CEO on October 22, 2014. He was appointed President on October 29, 2014. Mr. Wells was appointed to the LSI Board in August 2015. Prior to his service with LSI, Mr. Wells served as the Chief Operating Officer of Glantz Dynamic Solutions, a privately-owned supplier of digital signage supplies and a division of N. Glantz & Son LLC, since 2013. Prior to that, Mr. Wells served as Chief Operating Officer of Fulham, Inc., a privately-owned global manufacturer and supplier of lighting solutions, from 2010 to 2013. Prior to that, Mr. Wells served as a Vice President and General Manager at Acuity Brands Lighting, Inc.

James P. Sferra shared in the formation of the Company and has been a Director since 1976.  Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing from November 1992 to March 2015.  Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company.  In 1996 he was appointed Secretary of the Company and served in that capacity until March 2015.  The Board believes that Mr. Sferra is uniquely qualified to serve on the Board given his long-standing tenure with the Company and his familiarity with the integral manufacturing component of its operations.

Ronald S. Stowell has served as Chief Financial Officer since December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997.  From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a NASDAQ listed company), headquartered in Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

Shawn M. Toney has served as President of the LSI Lighting Segment since August 2014 and as Senior Vice President of LSI Lighting Sales since joining LSI in June 2009. Prior to that, some of the positions held by Mr. Toney were as Vice President of Sales at Cooper Lighting from 2006 to 2009, Business Unit Manager at Siemens from 2001 to 2006 and as Market Development Manager at General Electric Lighting from 1998 to 2001. Mr. Toney is the nephew of Ronald S. Stowell.

Jeff A. Croskey has served as President of the LSI Graphics Segment since October 2015 when he joined the Company. Prior to that, he was Vice President of Creative Designs of Tampa, Florida. Previous employers include Image International Corp., McNicholas Company, and The Goodyear Tire & Rubber Company.

Andrew J. Foerster is the Company’s Chief Technology Officer. He was appointed Executive Vice President and Chief Technology Officer effective March 2, 2015. From 2010 to 2015, Mr. Foerster served as Residential and Wiring Devices Division Engineering Director at Eaton Corporation. Before his service with Eaton, Mr. Foerster held various positions with Creative Energy Control LLC, Masco Technical Innovations, Piller Inc., Schneider Electric (Square D Company) and General Electric. Mr. Foerster began his career as a nuclear submarine officer in the U.S. Navy.

Paul T. Foster joined LSI on February 9, 2015 as Executive Vice President of LSI Business System and was appointed Secretary of LSI Industries in March 2015.  Mr. Foster is responsible for the Lean Integration and Human Resources Department. Prior to joining the Company, Mr. Foster served as Vice President Product Development and Vice President Supply Chain for Fulham Company, Inc. from 2010-2015.  Prior to Fulham, Mr. Foster held the position of Vice President Sourcing for Acuity Brands Lighting from 1998-2008.

Robert P. Beech has been a Director since July 2013. Mr. Beech has been engaged as Entrepreneur-in-Residence for biosciences at CincyTechUSA since 2013. From 2004 through 2012 he was a senior executive at Intrexon Corporation, when it was a privately held biotechnology company based in Maryland. Prior to 2003, he was CEO of Digineer, Inc., an international healthcare IT software and services company he founded in 1986 and led until 2002. The Board believes that Mr. Beech’s substantial experience leading high-technology ventures as a CEO or senior corporate executive qualify him to serve on the Board, as well as the Audit, Compensation, and Nominating and Corporate Governance Committees.

Gary P. Kreider has been a Director since April 2002 and was elected Chairman in November 2014.  For over five years Mr. Kreider had been a senior partner in the Cincinnati law firm of Keating Muething & Klekamp PLL, the Company’s outside counsel.  He is now retired from Keating Muething & Klekamp PLL. His primary practice areas were securities law, mergers and acquisitions, and general corporate law, and he had been with Keating Muething & Klekamp since 1963.  Effective October 1, 2005 Mr. Kreider no longer had a vote or partnership interest in the firm’s earnings although his affiliation with the firm continues.  Mr. Kreider’s present activities consist of personal investing, serving as trustee of various trusts and as a director of LSI.  He has also served as an adjunct professor of law in securities regulations at the University of Cincinnati, College of Law and is a past chairman of the Ohio State Bar Association Corporation Law Committee.  The Board believes that Mr. Kreider’s legal experience as a prominent corporate and securities practitioner and his corporate and public-company board experience make him well qualified to serve on the Board, which must deal with the myriad issues presented by virtue of the Company being publicly-traded.

John K. Morgan has been a Director of the Company since April 20, 2016. Mr. Morgan served as the Chairman, President and Chief Executive Officer of Zep Inc., a specialty chemicals company, from October 2007 until his retirement in June 2015. From July 2007 to October 2007, he served as Executive Vice President of Acuity Brands and President and Chief Executive Officer of Acuity Specialty Products, just prior to its spin-off from Acuity Brands, Inc. From 2005 to July 2007, he served as President and Chief Executive Officer of Acuity Brands Lighting. He also served Acuity Brands as President and Chief Development Officer from 2004 to 2005, as Senior Executive Vice President and Chief Operating Officer from 2002 to 2004, and as Executive Vice President from 2001 to 2002. Mr. Morgan has served on the Board of Directors of Wesco International, a provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, since 2008 and is currently the Chairman of Wesco's Compensation Committee. The Board believes that Mr. Morgan’s insight and experience with corporate governance, executive compensation, business and operating management issues, gained through experience at various levels of corporate management and on boards, and his status as an independent director, qualify him to serve on the Board, as well as the Compensation Committee.

Wilfred T. O'Gara has been a Director since January 1999.  Mr. O'Gara has been the President and Chief Executive Officer of The O'Gara Group, Inc., a security and defense related firm, since 2003.  Mr. O’Gara has been identified as an “audit committee financial expert” under SEC guidelines given his understanding of accounting and financial reporting, disclosures and controls. The Board believes that Mr. O’Gara’s independence from management, experience as a successful principal executive and his designation as an audit committee financial expert make his service integral to the Board as well as to the Audit, Compensation, and Nominating and Corporate Governance Committees given the frequency with which these bodies must deal with complex matters.

Robert A. Steele has been a Director since July 18, 2016. Mr. Steele retired from Procter & Gamble in 2011 as the company’s Vice Chairman Health Care. During his 35-year tenure with Procter & Gamble, he served in a variety of executive leadership positions, including Vice Chairman Global Health and Well-being, Group President Global Household Care, and Group President of North American Operations. Mr. Steele has served on the board of Berry Plastics Group since 2014, where he is a member of its Nominating & Corporate Governance Committee. Mr. Steele was previously a member of the Board of Directors of Beam Inc., Keurig Green Mountain and Kellogg Company. The Board believes that Mr. Steele’s insight and experience with corporate governance, leadership and operating experience in a public company, and his status as an independent director qualify him to serve on the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, Directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file within two days of a transaction in shares of the Company.  Based solely upon its review of copies of such forms received by it, and upon written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during fiscal 2016 all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses and analyzes the compensation awarded to, earned by, or paid to the executive officers set forth in the Summary Compensation Table on page 25 (collectively, the “named executive officers” or “NEOs”).  It also discusses the principles underlying our policies and decisions.

Overview of the Company's Executive Compensation Philosophy and Design

Our pay-for-performance philosophy is designed to compensate executives for their contributions toward achieving the Company's operating and business goals. Through the use of base salary, annual cash incentives, and long-term equity incentives (in the form of stock options and restricted stock units) we seek to attract and retain skilled and experienced senior executives. Our compensation programs are intended to align the economic interests of our executive officers with those of our shareholders. Among other considerations, our Compensation Committee utilizes an independent compensation consultant (Pay Governance) and peer group benchmarking information.

Who oversees the Company’s compensation program?

Our Board of Directors has appointed a Compensation Committee comprised of independent Directors to oversee our compensation policies and programs.  The Committee’s functions and members are described beginning on page 38.  One important purpose of the Committee is to review and approve the compensation of our NEOs.

Our CEO provides recommendations to the Committee with respect to various components of compensation for the named executive officers.  After careful review, our CEO provided to the Compensation Committee a recommendation to increase the base salaries of the NEOs, depending on the particular NEO, in the range of 2% to 6.5%.  Our CEO did not provide any recommendation to the Committee with respect to his own salary level.

Our CEO also makes recommendations to the Committee with respect to the bonus payments to be made pursuant to the Company’s incentive compensation plan.  Our CEO also makes recommendations on bonus amounts for all NEOs, excluding himself, based on the specific base guidelines set forth in the incentive plan. A description of this incentive plan and a discussion of the Committee’s process for determining payments pursuant to the incentive plan are discussed below.  Our CEO also makes recommendations for all NEOs, excluding himself, to the Committee with respect to the amount of stock based awards to be made.  Our CEO makes these recommendations based on his consideration of the compensation expense to the Company, the fair value of the equity awards and the performance of LSI and individual NEO contributions toward such performance.

The Committee considers the input of our CEO in connection with its compensation processes and decisions, as well as external factors, advice of consultants, comparable peer group data and performance.  Although the Committee is not obligated to follow all of the CEO’s recommendations, the Committee views the input of the CEO as meaningful, particularly with respect to the compensation to be paid to other NEOs.  The Committee believes that the CEO is in the best position to provide input relating to the performance and compensation issues it considers with respect to NEO compensation.  NEOs other than our CEO do not provide recommendations to the Committee with respect to compensation matters.

What are the objectives of the Company’s compensation program and what has changed?

At our 2015 Annual Shareholders’ Meeting, LSI held an advisory vote on the compensation of its NEOs, commonly referred to as a say-on-pay vote. Our shareholders supported the compensation of our named executive officers, with over 78% of votes cast in favor of our 2015 say-on-pay resolution. Based on the results of the 2015 say-on-pay vote, the Committee concluded that the compensation paid to the named executive officers and LSI’s overall pay practices received sufficient shareholder support.

Beginning in fiscal 2015 and continuing in 2016, the Compensation Committee undertook a process of evaluating and updating the compensation philosophy and structure.

In setting our compensation program, the Committee strives to enhance the Company’s overall fundamental objective of providing long-term value for our shareholders and employees.  The Committee also places emphasis on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s strategies.  The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable us to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to overall corporate performance.

To accomplish these objectives, the Committee obtained an independent evaluation of the structure of executive compensation and, together with its own evaluation and in comparison with a new peer group, adopted a number of improvements. The peer group companies, which operate in similar or related industries, serve similar primary markets and are comparable in size to LSI, consists of the following companies:

AAON Inc.

Ameresco, Inc.

AZZ Inc.

Communications Systems Inc.

Continental Materials Corp.

Daktronics Inc.

Lighting Science Group Corp.

Littelfuse Inc.

Maxwell Technologies, Inc.

Orion Energy Systems, Inc.

Planar Systems Inc.

Power Integrations Inc.

Powell Industries, Inc.

PowerSecure International

Pulse Electronics Corp.

Revolution Lighting Technologies

Universal Display Corp.

Vicor Corp.

Today, the compensation structure consists of four elements: a competitive salary benchmarked against a peer group; a short-term incentive plan tied to the annual results and personal performance; a long-term incentive plan utilizing equity in various forms; and customary benefits. The overall plan is designed to reward executives with above-market pay for results which exceed internal expectations through the use of the incentive programs. The annual short-term plan rewards the achievement of internally planned results with metrics that include revenue and profitability. The Committee may then apply negative or positive discretion where appropriate. Long-term equity plans consist of a blend of time-vested equity (options and restricted stock units), as well as performance-based equity (options for which the vesting is contingent on meeting pre-established performance goals). This equity compensation is designed to reward performance and encourage stock ownership by management.

In addition to the changes discussed above, the Committee eliminated automobile allowances and the associated tax gross-up, and professional fees. There are no tax gross-up provisions as part of the compensation structure.

Adjustments were made to salaries as appropriate after a review of competitive benchmarks. The short-term incentive plan was amended to reward performance while mitigating compensation associated risks, and targets were adjusted where appropriate. There is now a threshold incentive bonus at 75% achievement of goals, a target incentive bonus at 100% achievement and a maximum incentive bonus at 130% achievement. See the graduated scale of bonus potential on page 20. A shift to greater use of performance-based equity was added to the long-term program. This year a one year holding period was added to equity awards.

New equity grants have eliminated any provision for the Board to use discretion in accelerating vesting; however, change-in-control provisions continue to provide for immediate vesting of equity and the committee believes it is in the best interest of shareholders to maintain this feature. “Claw-back” language was added to the Fiscal 2017 Long Term Incentive Plan for NEOs authorizing the Committee to require NEOs and other executives to return equity compensation to the Company in the event of certain accounting restatements.

What are some of the practices we have implemented to serve our shareholders’ long-term interests?

Below we summarize certain executive compensation program and governance practices – both the practices we have implemented to drive performance and the practices we avoid because we do not believe they would serve our shareholders’ long-term interests.

What LSI Does
Pays for performance. A significant portion of executive pay is not guaranteed, but rather is at-risk and tied to the achievement of various performance metrics that are disclosed to shareholders.
Sets NEO salary guidelines on an annual basis. The Company generally considers NEO salaries as part of its annual performance review process in an effort to be responsive to industry trends

Balances short-term and long-term incentives. The incentive programs provide an appropriate balance of annual and longer-term incentives, with long term incentive compensation comprising a substantial percentage of target total compensation.

Uses multiple performance metrics. These mitigate the risk of the undue influence of a single metric by utilizing multiple performance measures for annual incentive awards and multi-year vesting for long-term incentive awards.

Caps award payouts. Amounts or shares that can be earned under the 2012 Stock Incentive Plan are capped, both for stock options and for full value awards.
Uses market-based approach for determining NEO target pay. Target compensation for NEOs is set after consideration of market data on compensation at other peer companies.

Maintains stock retention guidelines for all NEOs. Beginning with fiscal 2017 grants, LSI’s equity grants, including both stock options and restricted stock awards, are subject to a one year holding period upon exercise.

Conducts a risk assessment. The Committee annually conducts a compensation risk assessment to determine whether the compensation policies and practices, or components thereof, create risks that are reasonably likely to have a material adverse effect on the Company.

Acts through an independent Compensation Committee. The Committee consists entirely of independent directors.

What LSI Does Not Do
Provide excise tax gross-up payments. The Company will not enter into any new contractual agreements that include excise tax gross-up payments.

Reprice options. The Company has never repriced or otherwise reduced the per-share exercise price of any outstanding stock options. Repricing of stock options is not permitted under the 2012 Stock Incentive Plan without first obtaining approval from the stockholders of the Company. The Company and the Committee will not reprice underwater options without the consent of the Company’s stockholders.

Allow pledging or hedging of shares. The Company’s insider trading policy places restrictions on the Company’s directors and executive officers regarding entering into hedging transactions with respect to the Company’s securities and from holding the Company’s securities in margin accounts or otherwise pledging such securities as collateral for loans. Pledging or hedging transactions are permitted only in very limited circumstances. No directors or executive officers have in place any pledges or hedging transactions.

Provide special perquisites to executives. The Company does not provide executives with programs that are not made available to all Company employees, except in extremely limited circumstances.

What is the compensation program designed to reward?

Our compensation program is designed to reward both Company and individual performance, measured by overall Company results and the attainment of individual’s goals and productivity.  Each year our Compensation Committee decides whether or not to grant annual cash incentives to our corporate officers, including the NEOs.  While the Committee retains significant discretion with respect to awarding annual cash incentives, these annual cash incentives are designed to reward the attainment throughout the year of certain personal goals, as well as the Company’s overall net sales and profitability which can be based on results achieved by the business as a whole and/or the extent to which performance targets are achieved for each of the Company’s business locations and segments.  Factors evaluated when analyzing the attainment of personal goals include the officer’s attitude, performance, and contribution to the Company’s profitability and success.  With respect to the Company’s overall profitability, the primary measures considered by the Committee for fiscal 2016 performance included the results of the Company’s business as a whole, especially the further reduction in costs and expenses, including its business locations and segments, as well as revenue growth.

What are the elements of compensation?

The table below summarizes the elements of our compensation program for our named executive officers.

Element	Form of Compensation	Purpose	Risk Profile
Base Salaries	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Low

Annual Cash Incentives	Cash	Provides a direct financial incentive to achieve corporate and individual operating goals	Low to Moderate

Long-Term Equity Incentives	Incentive Stock Options (both time-vested options and performance-based options), and Restricted Stock Units	Encourages executive officers to build and maintain a long-term equity ownership position in LSI so that their interests are aligned with our shareholders	Moderate to High

Health, Retirement and Other Benefits

Eligibility to participate in benefit plans generally available to our employees, including Retirement Plan contributions, premiums paid on long-term disability and life insurance policies; nonqualified deferred compensation plan; and certain perquisites

		Benefit plans are part of a broad-based employee benefits program; the nonqualified deferred compensation plan and perquisites provide competitive benefits to our executive officers	Low

Each of these elements of pay is described below in further detail.

The Committee has reviewed the risk profile of the pay elements of the Company’s executive compensation program, including the performance drivers used in connection with incentive awards, and has considered the risks an NEO might be incentivized to take with respect to such elements. When establishing the mix among these elements, the Committee is careful not to encourage excessive risk taking. Specifically, the performance drivers contained in the Company’s executive compensation programs have been balanced between annual and long-term incentive compensation to ensure that both components are aligned and consistent with our long-term business plan and that our overall mix of equity-based awards has been allocated to promote an appropriate combination of incentive and retention objectives.

The Committee believes that the Company’s executive compensation program does not incentivize the NEOs to engage in business activities or other behavior that would threaten the value of the Company or the investments of its shareholders.

The Committee continues to monitor and evaluate on an on-going basis the mix of compensation, especially equity compensation, awarded to the named executive officers, and the extent to which such compensation aligns the interests of the NEOs with those of our shareholders. In connection with this practice, the Committee has, from time to time, reconsidered the structure of the Company’s executive compensation program and the relative weighting of various elements of pay.  Please refer to our discussion under “Pay Mix” beginning on page 23.

Role of the Compensation Consultant

Under its charter, the Compensation Committee is authorized to engage outside advisors at the Company’s expense. In fiscal 2015, the Compensation Committee engaged the compensation consulting firm of Pay Governance LLC (“Pay Governance”) to act as the Committee’s independent compensation consultant to assist the Committee with ensuring that the designs of the Company’s executive compensation programs are strongly aligned with Company performance. The Committee assessed the independence of Pay Governance and concluded that no conflict of interest existed that would prevent Pay Governance from providing independent advice to the Committee regarding executive compensation matters. Pay Governance delivered to the Committee and the Chief Executive Officer of the Company advisory reports that benchmarked the annual base salaries and other elements of total compensation of the Company’s NEOs. Additionally, Pay Governance provided advice to the Committee and the Chief Executive Officer of the Company as to the structure, content and performance metrics of both the fiscal 2015 and fiscal 2016 STIP (short term incentive plan – cash bonus) and the fiscal 2016 LTIP (long-term incentive plan – stock compensation) for the Company’s NEOs. In fiscal 2016, Pay Governance provided the Committee additional input regarding NEO compensation.

Base Salaries

The Compensation Committee annually reviews the base salaries of our named executive officers and each such officer’s level of responsibility and potential, as well as salary levels offered by competitors and the overall marketplace competition.  Each executive’s particular division is reviewed, and its contribution to the overall results of the Company is assessed.

The Committee applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its named executive officers in light of the Company’s performance and, in certain cases, the performance of various divisions.  The Committee does not utilize a particular objective formula as a means of establishing annual base salary levels.

After considering industry-wide and company-specific economic conditions, the Committee assesses whether recommendations with respect to salary levels for NEOs are subjectively fair.

At its meeting on August 19, 2015, the Compensation Committee increased the annual base salaries of the NEOs in a range of 0% to 7%, effective September 1, 2015, which is in line with the wage and salary increases approved for substantially all LSI non-union employees effective September 7, 2015.

At its meeting on August 17, 2016, the Compensation Committee increased the annual base salaries of the NEOs in a range of 2% to 6.5%, effective September 1, 2016, which is in line with increases approved for substantially all LSI non-union employees effective September 5, 2016.

Annual Cash Incentives

The Compensation Committee believes that annual cash incentives provide a direct financial incentive to achieve corporate and individual performance goals.

Effective July 1, 2015, the Compensation Committee approved the Fiscal 2016 Short Term Incentive Plan for NEOs (the “2016 STIP”). The 2016 STIP provides for cash bonus awards to the Company’s named executive officers that are driven by the achievement of defined key performance indicators which reflect LSI’s operating results.  The primary performance indicator is the Company’s operating income (70% weighting) and the secondary performance indicator is the Company’s net sales (30% weighting). A graduated scale of bonus potential stated as a percentage of base salary is identified at indicated levels of achievement of key performance indicators.

Target	NEO Bonus Potential
90% Target Achievement	17%
100% Target Achievement	25%
110% Target Achievement	35%
120% Target Achievement	45%
150% Target Achievement	65%

At its meeting on August 17, 2016 the Compensation Committee awarded cash bonuses to the NEOs for fiscal year 2016 as set forth in the Bonus column in the Summary Compensation Table on page 25. The bonuses to all NEOs other than Mr. Wells were made in accordance with Mr. Wells’ recommendations under the 2016 STIP. In accordance with the 2016 STIP the Committee exercised discretion and approved adjustments to the operating income calculation for certain non-recurring or unbudgeted items in connection with the payment of the bonuses to the NEOs, including the CEO, as described in the Summary Compensation Table. Mr. Wells’ bonus for fiscal year 2016 was granted based upon the Company’s adjusted financial performance and personal performance factors. Mr. Wells’ employment agreement permits the Committee to exercise discretion in determining his bonus. Since this employment agreement was entered into, the Committee has updated Mr. Wells’ compensation structure originally set forth in the employment agreement. Specifically, Mr. Wells now participates with the other NEOs in the fiscal 2017 STIP Plan for NEOs.

Effective July 1, 2016, the Compensation Committee adopted the Fiscal 2017 Short Term Incentive Plan (the “2017 STIP”). The 2017 STIP provides for cash bonus awards to the Company’s named executive officers that are keyed to the attainment of the Company’s 2017 Business Plan goals for net sales growth and operating income, and to personal performance.

For the NEOs, the bonus consists of two performance indicators for fiscal year 2017. The first, weighted at 30%, is based on attainment of a company-wide net sales target. The second, weighted at 70%, is based on attainment of a company-wide operating income target.

A graduated scale of bonus potential stated as a percentage of base salary is identified below at indicated levels of achievement of key performance indicators:

Target	NEOs	CEO
75% Target Achievement	14%	25%
100% Target Achievement	30%	95%
130% Target Achievement	60%	190%

Long-Term Equity Incentives

Long-term equity incentive compensation is comprised of nonqualified stock options, restricted stock, and stock appreciation rights.  These awards are made under the 2012 Stock Incentive Plan.  The purpose of such awards is to encourage executive officers to build and maintain a long-term equity ownership position in the Company so that their interests are aligned with those of our shareholders.

The 2012 Stock Incentive Plan was adopted by our shareholders for the purpose of allowing LSI to compete successfully in retaining and attracting key employees and Directors of outstanding ability, to stimulate the efforts of such persons toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders. Under the 2012 Stock Incentive Plan, the Committee has discretion to determine, after considering the recommendations or advice of any officer or employee of the Company or attorneys, consultants, accountants or other advisors as it may select, to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award, and all other terms of the award. In other words, the Committee has the discretion to determine the recipients and terms and conditions of all awards granted under the 2012 Stock Incentive Plan. This broad amount of discretion that the 2012 Stock Incentive Plan allows the Committee to consider the Company's results and the role of management in enabling the Company to achieve such results. We incorporate this flexibility into our compensation programs and in the assessment process to respond to and adjust for changes in the business environment.

In connection with the stock options granted to the NEOs, the Committee exercised its discretion after it reviewed information relating to historical grants of stock options by the Company.  In recognition of the Company’s performance under the leadership of the NEOs as described above, the Committee sought to reward the NEOs by awarding them stock options in an amount that would be significant in relation to the other annual compensation paid to these individuals, and in the Committee’s judgment, reasonable and appropriate after considering the NEO’s total compensation in relation to that of the most senior executives of companies in similar industries identified in reports prepared for the Committee.  The Committee considers the compensation of such peer group companies' senior executives, and benchmarks total compensation of our NEOs and for selected components thereof.  The size of the award was not determined by application of any formula, but rather reflected the Committee’s desire to encourage and reward high levels of performance.

The Committee is responsible for administration of the 2012 Stock Incentive Plan, both with respect to executive officers, including the NEOs, the Directors and all other employees.  To that end, the Committee determines which employees and Directors receive options, the time of grant, and the number of shares subject to the option.  All option exercise prices are set at the last closing sale price for the Company’s Common Shares on the effective date of the grant.  The Committee bases its individual stock options awards upon LSI performance, the past contributions of the particular employee and the capability of the employee to impact positively our future success and profitability. Although LSI does not have a written policy regarding the timing or practices related to granting equity awards, neither LSI nor the Committee engages in re-pricing, spring-loading, back-dating or bullet-dodging practices.

Effective July 1, 2016, the Compensation Committee adopted the Fiscal 2017 Long Term Incentive Plan for Named Executive Officers (the “2017 LTIP”). The 2017 LTIP provides for the issuance of share based awards to named executive officers of the Company pursuant to the 2012 Stock Incentive Plan. Pursuant to the 2017 LTIP effective July 1, 2016 the Committee awarded to executive officers service-based stock options, service-based restricted stock units and performance-based stock options as follows:

Fiscal 2017 Stock Compensation

Executive	Type of Award	Number of Shares Underlying Award
Dennis W. Wells	Service-Based Stock Options	60,000
Dennis W. Wells	RSUs	11,700
Dennis W. Wells	Performance-Based Stock Options	60,000
Ronald S. Stowell	Service-Based Stock Options	40,000
Ronald S. Stowell	RSUs	6,000
Ronald S. Stowell	Performance-Based Stock Options	50,000
Jeff A. Croskey	Service-Based Stock Options	30,000
Jeff A. Croskey	RSUs	6,000
Jeff A. Croskey	Performance-Based Stock Options	50,000
Shawn M. Toney	Service-Based Stock Options	30,000
Shawn M. Toney	RSUs	6,000
Shawn M. Toney	Performance-Based Stock Options	50,000
Andrew J. Foerster	Service-Based Stock Options	30,000
Andrew J. Foerster	RSUs	5,500
Andrew J. Foerster	Performance-Based Stock Options	40,000

The time-vested stock options and RSUs vest ratably over a four year time period. The performance criteria for the fiscal 2017 performance-based stock options are based upon the financial plan approved by the Board of Directors. The performance-based stock options are earned in accordance with the following goal attainment schedule:

95-100% attainment	100% earned

90-94% attainment	90% earned

80-89% attainment	80% earned

The performance-based stock options that are earned vest over a three year period in 33.33% increments. Assuming the Company’s adjusted operating income goal for that year is achieved, the first 33.33% will vest after the end of the 2017 fiscal year; the second 33.33% will vest after the end of the 2018 fiscal year; and the third 33.33% will vest after the end of the 2019 fiscal year. The service-based stock options and performance-based stock options each have a ten year exercise term. Adjusted operating income, which excludes the impact of non-recurring items, including certain unbudgeted warranty claim expenses, consulting and legal fees and expenses, board fees, and real estate tax abatement expense, is a non-GAAP financial measure. We believe that this measure is useful as a supplemental measure in assessing the operating performance of our business. This measure is used by our management to evaluate business results. We exclude such non-recurring items because they are not representative of the ongoing results of operations of our business.

Holding Requirements

Beginning with the fiscal 2017 grants, LSI’s equity grants, including both stock options and restricted stock awards, are subject to a one year holding period upon exercise.

Clawbacks: Recovery of Prior Equity Awards

In the event LSI is required to prepare an accounting restatement due to the material noncompliance of LSI with any financial reporting requirement under the federal securities laws, the Compensation Committee shall require reimbursement to LSI (i.e., a clawback) of equity incentive compensation granted under the 2017 LTIP (which provides for equity grants, including restricted shares and options) where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of LSI financial statements filed with the SEC; (ii) the Compensation Committee determines the officer engaged in intentional misconduct that caused or substantially caused the need for the accounting restatement; and (iii) a lower payment would have been made to such officer based upon the restated financial results. In each such instance, LSI will, to the extent practicable, seek to recover from the officer the amount by which any performance-based awards paid to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results. This compensation recovery policy applies to financial statements for periods ending after June 30, 2016.

Health, Retirement and Other Benefits

The Company’s benefits program includes retirement plans and group insurance plans.  The objective of our group insurance plans is to provide our executive officers with reasonable and competitive levels of protection which could interrupt the officer’s employment and/or income received as an active employee.

The objective of the retirement plans is to provide a competitive level of retirement income to executive officers and to reward them for continued service with the Company.  The retirement plans offered to named executive officers include the Nonqualified Deferred Compensation Plan and the Retirement Plan.  The Retirement Plan is a designated money purchase pension plan with a 401(k) component and a profit sharing component, and is generally available to all of our non-union employees with at least six consecutive months of employment.  The Nonqualified Deferred Compensation Plan is discussed in more detail on page 29.

Executive perquisites are kept by the Committee to a minimal level and do not play a significant role in executive compensation.  These benefits, and their incremental cost to the Company, are described in the All Other Compensation Table and its footnotes.  The Committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices.

On January 25, 2005, the Company entered into an amended agreement with one of the Company founders, James P. Sferra. This agreement governs Mr. Sferra’s transition from full-time employment at such time as he notifies the Company that the transition shall commence. Mr. Sferra’s 36 month transition began March 2, 2015. The agreement provides, among other things, that as compensation for his continued employment during the 36 month transitional period, he shall be paid for his services in each year at annual rates of 60%, 50% and 40%, respectively, of the average of his last five full fiscal years’ compensation.  Mr. Sferra’s agreement is described further on page 32.

Pay Mix

We believe that each element of our compensation program plays a substantial role in maximizing long-term value for our shareholders and employees because of the significant emphasis on pay-for-performance principles.  As a result, a portion of an NEO’s total 2016 compensation was dependent upon achieving business and financial goals, and realizing other performance objectives identified in the 2012 Stock Incentive Plan.  As such, through this mix of pay, non-performance has a significant effect on the amount of compensation realized by executive officers.

While we did not engage in any such analysis in fiscal 2016, from time to time we have considered competitive market compensation paid by other companies, such as greater-Cincinnati based companies and companies that we consider to be peers or competitors, but we do not attempt to maintain a certain target percentile within these groups or otherwise rely solely on those data to determine executive compensation.  Rather, we review benchmark studies from time to time and incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.  We strive to achieve an appropriate mix between equity incentive awards and cash payment in order to meet our objective.  Other than as set forth in our Incentive Compensation Plan, any apportionment goal is not applied rigidly and does not control our compensation decisions.  We use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives.  Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.  We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with LSI on a cost-effective basis.

Termination or Change-in-Control Agreements

Effective October 3, 2011, our Board of Directors approved and adopted the LSI Industries Inc. Change in Control Policy (the “CIC Policy”), applicable to all of the NEOs, and the purpose of which is to help diminish any potential distraction and encourage the NEOs to act in the best interests of LSI’s shareholders in the event of a change in control transaction. LSI also has an agreement with Mr. Sferra. For a further discussion on this topic, please see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 30.

Internal Pay Equity

Although the Committee does not review tally sheets, it does consider information prepared internally with respect to an analysis of internal pay equity for the salaries of the named executive officers with respect to each other.

Tax Treatments

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation we may deduct in any one year with respect to certain executive officers.  There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.  The Committee believes that all compensation paid to such executive officers is properly deductible under Section 162(m), but no assurance can be made in this regard.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement on Schedule 14A.

Members of the Compensation	John K. Morgan (Chairman) Dennis B. Meyer (former Chairman)
Committee:	Robert P. Beech
Wilfred T. O’Gara
Mark A. Serrianne

The following tables set forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer and each of the other four named executive officers at June 30, 2016 for services rendered to the Company and its subsidiaries.

Compensation Tables and Other Information

The following table provides information regarding the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during fiscal years 2014 to 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($) (1) (5)	Bonus ($) (2)	Restricted Stock Awards ($)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)

Dennis W. Wells	2016	$541,468	$516,395	$93,900	$492,530	$--	$--	$100,410	$1,744,703
Chief Executive Officer and	2015	362,500	552,500	--	607,063	--	--	13,355	1,535,418
President	2014	--	--	--	--	--	--	--	--

Ronald S. Stowell	2016	$390,729	$97,850	$46,950	$364,837	$--	$--	$51,118	$951,484
Vice President, Chief Financial	2015	352,000	77,581	--	137,928	--	--	79,742	647,251
Officer and Treasurer	2014	349,408	--	--	131,970	--	--	54,973	536,351

Shawn M. Toney	2016	$329,710	$82,476	$46,950	$328,353	$--	$--	$21,586	$809,075
President of LSI Lighting	2015	301,871	67,524	--	103,446	--	--	48,269	521,110
Segment	2014	--	--	--	--	--	--	--	--

Jeff A. Croskey	2016	$201,365	$47,004	$--	$193,028	$--	$--	$3,453	$444,850
President of LSI Graphics	2015	--	--	--	--	--	--	--	--
Segment	2014	--	--	--	--	--	--	--	--

Andrew J. Foerster	2016	$287,012	$71,506	$46,950	$291,870	$--	$--	$12,081	$709,419
Executive Vice President and	2015	89,904	33,000	--	174,730	--	--	6,010	303,644
Chief Technology Officer	2014	--	--	--	--	--	--	--	--

1.	Salary compensation represents the base salary paid during the fiscal year.

2.	Bonus compensation represents the discretionary incentive compensation expensed during the fiscal year and paid out in August following the fiscal year-end.

3.

Option awards compensation represents the grant date fair value which will be expensed for financial statement reporting purposes in accordance with FASB ASC Topic 718 (Compensation –Stock Compensation).  There can be no assurance that the value realized from the exercise of stock options, if any, will equal the amount of ASC 718 compensation expense recorded.   See discussion related to all assumptions made in the valuation of stock options in accordance with ASC 718 in Notes 1 and 9 to the Company’s financial statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2016.

4.	All other compensation includes the items indicated in the table below.

5.

Fiscal 2016 salary represents a partial year for Mr. Croskey who was hired October 12, 2015. Fiscal 2015 salary represents a partial year for Mr. Wells who was hired October 1, 2014 and Mr. Foerster who was hired March 2, 2015.

ALL OTHER COMPENSATION

Name	Fiscal Year	Automobile Allowance and Operating Expenses (1)	Professional Fee Allowance (2)	Life Insurance (3)	Qualified Retirement Plan Contributions (4)	Non-qualified Deferred Compensation Plan Contributions (5)	Total ($)

Dennis W. Wells	2016	$--	$--	$2,413	$16,460	$81,537	$100,410
	2015	8,917	--	1,312	--	3,126	13,355
	2014	--	--	--	--	--	--

Ronald S. Stowell	2016	$--	$--	$6,993	$16,460	$27,665	$51,118
	2015	25,034	5,000	5,327	16,120	28,261	79,742
	2014	22,925	5,000	3,643	15,852	7,553	54,973

Shawn M. Toney	2016	$--	$--	$848	$16,460	$21,586	$38,894
	2015	12,012	--	855	16,120	19,282	48,269
	2014	--	--	--	--	--	--

Jeff A. Croskey	2016	$--	$--	$405	$3,048	$--	$3,453
	2015	--	--	--	--	--	--
	2014	--	--	--	--	--	--

Andrew J. Foerster	2016	$--	$--	$2,400	$16,460	$12,081	$30,941
	2015	3,927	--	458	--	1,625	6,010
	2014	--	--	--	--	--	--

1.

Effective June 29, 2015, automobile allowances and operating expenses were eliminated. These amounts were rolled into the annual base salaries of the Named Executive Officers. Automobile allowance includes an annual cash allowance plus the tax grossed-up amount of automobile operating expenses (gasoline, maintenance, etc.).

2.	Effective June 29, 2015, professional fee allowances for Named Executive Officers were eliminated. These amounts were rolled into the annual base salaries of the Named Executive Officers.

3.	Life insurance represents the taxable premium associated with the Company’s group term life insurance program.

4.

Qualified retirement plan contributions are made to the accounts of each executive pursuant to the LSI Industries Inc. Retirement Plan.  These contributions include a guaranteed contribution of 4% of covered compensation (as defined by the Plan and ERISA regulations), plus 4% of covered compensation that is above the applicable FICA limit. Additionally, this amount includes a pro rata share of the Company’s discretionary profit sharing contribution, if any.

5.

Nonqualified deferred compensation plan contributions are made to the Company’s executives’ accounts at the same percentage as in the Company’s qualified retirement plan (see note 4 above) for any compensation (salary and bonus) not receiving a benefit in the qualified retirement plan due to ERISA imposed limits on covered compensation or because the executive elected to defer salary and/or bonus into the deferred compensation plan. Executives received matching contributions for fiscal year 2016 related to deferral of a portion of their salary and bonus as provided for in the Company’s nonqualified deferred compensation plan as follows: Mr. Wells $15,220; Mr. Stowell $11,400; Mr. Toney $11,080; and Mr. Foerster $7,680.  Executives received matching contributions for fiscal year 2015 as follows: Mr. Wells $3,211; Mr. Stowell $21,062; Mr. Toney $16,368; and Mr. Foerster $1,669.

GRANTS OF PLAN-BASED AWARDS

This table sets forth certain information regarding all grants of plan-based awards made to the named executive officers during fiscal 2016.

Name	Grant Date	Date of Committee Action	Time-Vested Option and RSU Awards: Number of Securities Underlying Options (A)	Performance- Based Option Awards: Number of Securities Underlying Options (B)	Exercise or Base Price of Option and RSU Awards ($/share)	Grant Date Fair Value of Stock and Option Awards

Dennis W. Wells	7/1/15	7/1/15	45,000		$9.39	$3.65
	7/1/15	7/1/15		90,000	$9.39	$3.65
	7/1/15	7/1/15	10,000		$9.39	$9.39

Ronald S. Stowell	7/1/15	7/1/15	40,000		$9.39	$3.65
	7/1/15	7/1/15		60,000	$9.39	$3.65
	7/1/15	7/1/15	5,000		$9.39	$9.39

Shawn M. Toney	7/1/15	7/1/15	30,000		$9.39	$3.65
	7/1/15	7/1/15		60,000	$9.39	$3.65
	7/1/15	7/1/15	5,000		$9.39	$9.39

Jeff A. Croskey	10/12/15	10/12/15	20,000		$9.05	$3.36
	10/12/15	10/12/15		37,500	$9.05	$3.36

Andrew J. Foerster	7/1/15	7/1/15	30,000		$9.39	$3.65
	7/1/15	7/1/15		50,000	$9.39	$3.65
	7/1/15	7/1/15	5,000		$9.39	$9.39

(A)

Time-vested stock options and restricted stock units vest in four equal annual installments, beginning on the first anniversary of the grant or award date, subject to continued employment of the Named Executive Officer. These time-vested stock options and restricted stock units for the Named Executive Officers will be completely vested on July 1, 2019, except for those of Mr. Croskey whose shares will be completely vested on October 12, 2019.

(B)

The performance criteria for the 2016 performance-based stock options was the achievement of operating income as a percentage of net sales of 4.4% (increased from the Company’s achievement of 2.4% in fiscal 2015, consistent with the Company’s desire to consistently improve results). The performance-based stock options are earned in accordance with the following goal attainment schedule:

95-100% attainment     100% earned

90-94% attainment      90% earned

80-89% attainment      80% earned

When the Company’s fiscal 2016 financial audit was completed, the Compensation Committee determined that the operating income performance criteria had been achieved and that the fiscal 2016 performance-based stock options were earned at the 100% level. All earned performance-based stock options vest in three equal annual installments beginning on the first anniversary of the grant date, subject to continued employment of the Named Executive Officer. These performance-based stock options will be fully vested on July 1, 2018, except for those for Mr. Croskey that become fully vested on October 12, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information regarding unexercised stock options and unvested stock awards held by our named executive officers as of June 30, 2016.

	Option Awards(1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Dennis W. Wells	10/1/14 11/20/14 1/2/15 7/1/15 7/1/15 (2) 7/1/15 (3)	25,000 18,750 9,981 -- -- --	75,000 56,250 29,942 45,000 90,000 --	-- -- -- -- -- --	$ 5.96 6.81 6.55 9.39 9.39 --	10/1/24 11/20/24 1/2/25 7/1/25 7/1/25 --	-- -- -- -- -- --	-- -- -- -- -- --	-- -- -- -- -- 10,000	-- -- -- -- -- $93,900

Ronald S. Stowell	8/24/06 8/24/07 8/22/08 8/21/09 8/16/12 8/23/13 11/20/14 7/1/15 7/1/15 (2) 7/1/15 (3)	20,000 25,000 30,000 45,000 30,000 25,000 10,000 -- -- --	-- -- -- -- 10,000 25,000 30,000 40,000 60,000 --	-- -- -- -- -- -- -- -- -- --	$17.60 19.76 8.98 8.40 6.58 7.20 6.81 9.39 9.39 --	8/24/16 8/24/17 8/22/18 8/21/19 8/16/22 8/23/23 11/20/24 7/1/25 7/1/25 --	-- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- --	-- -- -- -- -- -- -- -- -- 5,000	-- -- -- -- -- -- -- -- -- $46,950

Shawn M. Toney	8/19/10 8/16/12 8/23/13 1120/14 7/1/15 7/1/15 (2) 7/1/15 (3)	8,189 15,000 12,500 7,500 -- -- --	-- 5,000 12,500 22,500 30,000 60,000 --	-- -- -- -- -- -- --	$5.21 6.58 7.20 6.81 9.39 9.39 --	8/19/20 8/16/22 8/23/23 11/20/24 7/1/25 7/1/25 --	-- -- -- -- -- -- --	-- -- -- -- -- -- --	-- -- -- -- -- -- 5,000	-- -- -- -- -- -- $46,950

Jeff A Croskey	10/12/15 10/12/15 (2)	-- --	20,000 37,500	-- --	$9.05 9.05	10/12/25 10/12/25	-- --	-- --	-- --	-- --

Andrew J. Foerster	3/2/15 7/1/15 7/1/15 (2) 7/1/15 (3)	12,500 -- -- --	37,500 30,000 50,000 --	-- -- -- --	$ 7.88 9.39 9.39 --	3/2/25 7/1/25 7/1/25 --	-- -- -- --	-- -- -- --	-- -- -- 5,000	-- -- -- $46,950

(1)	Stock options have a ten-year term and generally vest at a rate of 25% per year beginning with the first anniversary of the date of grant.
(2)	Performance-based stock options that are earned have a ten year term and vest at a rate of 33 1/3% per year beginning with the first anniversary of the date of grant.
(3)

Restricted Stock Units vest at a rate of 25% per year beginning with the first anniversary of the date of the award. Upon vesting, share certificates are issued and accrued cash dividends are paid to the executive.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the named executive officers on stock option exercises during fiscal 2016, including the number of shares acquired upon exercise and the value realized.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dennis W. Wells	None	N/A	None	N/A

Ronald S. Stowell	22,000	$131,877	None	N/A

Shawn M. Toney	None	N/A	None	N/A

Jeff A. Croskey	None	N/A	None	N/A

Andrew J. Foerster	None	N/A	None	N/A

(1)	The value realized on exercise is the market value at the time of exercise of the shares purchased less the exercise price paid.

NONQUALIFIED DEFERRED COMPENSATION

The Company has a Nonqualified Deferred Compensation Plan that allows for both employee contributions and company contributions.  This is a funded plan so that when contributions are made into the plan they are 100% invested in Common Stock of the Company.  A group of employees of the Company having an annual base salary above a certain limit are invited to defer a portion of their salary and/or bonus into this plan.  A Company matching contribution may be made on up to 40% of an executive’s salary and bonus compensation at a matching percentage that is either 20%, 25% or 30% for the named executive officers, depending upon the actual return on average shareholders’ equity (“ROE”) achieved as compared to the plan for the fiscal year.  An executive’s deferral into the plan in the current fiscal year can be matched for the current fiscal year as well as the two subsequent fiscal years.  A Company make-up contribution will also be made into the plan on behalf of the named executives at the same percentage as in the Company’s qualified retirement plan for any salary and bonus compensation not receiving a benefit in the qualified retirement plan due to ERISA imposed limits on covered compensation or because the executive elected to defer salary and/or bonus into the deferred compensation plan.  Additionally, the Compensation Committee of the Board of Directors may award employees a discretionary Company contribution to be funded into the Plan.

The following table provides information relating to the activity in the Deferred Compensation Plan accounts of the named executive officers during fiscal 2016 and the aggregate balance of the accounts as of June 30, 2016.

Name	Executive Contributions in Fiscal 2016 ($) (1)	Registrant Contributions in Fiscal 2016 ($) (2)	Aggregate Earnings in Fiscal 2016 ($) (3)	Aggregate Withdrawals/ Distributions in Fiscal 2016 ($)	Aggregate Balance at June 30, 2016 ($)
Dennis W. Wells	$60,113	$3,126	$8,877	$--	$84,397

Ronald S. Stowell	$23,444	$28,261	$117,349	$--	$768,414

Shawn M. Toney	$26,481	$19,282	$22,176	$--	$156,759

Jeff A. Croskey	$--	$--	$--	$--	$--

Andrew J. Foerster	$32,001	$1,625	$2,548	$--	$42,553

(1)	Executive contributions are included as part of the Executives’ salary in the Summary Compensation Table. This was also the case in prior years.

(2)

LSI, or Registrant, contributions included in this table were accrued as expense by the Company in fiscal 2015 and funded into the Named Executive’s account in fiscal 2016.  As such, these amounts are included in the Summary Compensation Table in the 2015 data, but not for 2016.  The amount accrued by the Company as expense in fiscal 2016 is included in the Summary Compensation Table in the 2016 data.

(3)

Aggregate earnings are included as part of the Executives’ change in nonqualified deferred compensation earnings in the Summary Compensation Table.  Aggregate earnings represent the change in the market price of common stock of the Company as all account balances in the nonqualified deferred compensation plan are invested in common stock of the Company.

(4)

Named executives and other managers with balances in the nonqualified deferred compensation plan are fully vested in their account balances.  Participants in this plan may receive installment or lump sum distributions upon termination of employment from the Company (not before a date which is six months after termination for the named executive officers).  There is also a provision for hardship distributions in the event of an unforeseeable emergency that would result in a severe financial hardship to the participant.  All distributions are made in the form of Common Shares of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Except as described elsewhere in this Proxy Statement, the named executive officers do not have employment or severance agreements with the Company.  In addition, any agreements, plans or arrangements that provide for payments to a named executive officer at, following, or in connection with any termination (including retirement) of such named executive officer, do not discriminate in scope, terms or operation in favor of the named executive officer, and are available generally to all salaried employees. The Company’s Change in Control (“CIC”) Policy was approved and adopted by the Board of Directors effective October 3, 2011.

The CIC Policy is applicable to all of the NEOs, and the purpose of which is to help diminish any potential distraction and encourage the NEOs to act in the best interests of LSI’s shareholders in the event of a change in control transaction.

Generally, under the CIC Policy, subject to certain conditions surrounding post-change in control employment, in the event of a qualifying change in control, each named executive officer will be entitled to receive:

●	Base salary, accrued bonus and certain other benefits through the termination of employment;

●

Lump sum payment equal to two times the sum of the base salary in effect immediately preceding the change in control, plus the average of the cash bonus amounts paid for each of the two fully-completed fiscal years immediately preceding the fiscal year of the change in control; and

●	Continued participation in medical and dental plans for a twenty-four month period.

Equity Award Acceleration.  The terms of stock options granted under the shareholder approved 2012 Stock Incentive Plan and the 2003 Equity Compensation Plan generally provide for the acceleration of vesting upon a change in control or upon the executive officer’s death, disability or retirement.

Equity Acceleration Upon Change in Control.  No NEO is entitled to any equity payment or accelerated equity benefit in connection with a change in control of the Company, except for accelerated vesting and exercisability of stock options granted under the 2012 and 2003 plans.  Generally speaking, a change in control occurs if (i) someone acquires 25% or more of the Company’s Common Shares or (ii) a majority of the Board is replaced in any one year period other than by new directors approved by two-thirds of the existing directors.

Equity Acceleration Upon Death, Disability or Retirement.  If an NEO’s employment with the Company is terminated by reason of death, disability or retirement, all stock options granted under the 2003 Plan will vest in full and become immediately exercisable.  Under the 2012 and 2003 plans, retirement means termination other than for cause, death or disability by an NEO who is at least 65 years old or 55 years old with at least ten years of employment with the Company or one of its subsidiaries.

As of June 30, 2016, the end of the Company’s fiscal year, the NEOs owned the following amounts of unvested stock options:  Mr. Wells, 296,192; Mr. Stowell, 165,000; Mr. Toney, 130,000; Mr. Croskey, 57,500; and Mr. Foerster, 117,500.  The exercise prices of some of the stock options held by the NEOs were above the closing market price of the Company’s Common Shares ($11.07 per share) as of June 30, 2016.  Therefore, such unexercised stock options (whether vested or unvested) are treated as having no value for purposes of reporting the amount of compensation the NEOs would receive as of June 30, 2016 from these stock options in the event of a change in control or upon retirement pursuant to a plan approved by the Company. The values reported in the table below relate only to those unexercised stock options (whether vested or unvested) having an exercise price below the June 30, 2016 closing market price of $11.07 per share.

The table below shows the potential payments, other than those generally available to all salaried employees, that would be payable to each NEO assuming a qualifying change in control or other triggering event had occurred on June 30, 2016.

Name	Payments Under Change In Control Policy ($)	Aggregate Value of Vested Equity Awards ($)	Aggregate Value of Unvested Equity Awards ($)	Deferred Compensation Plan Account Balances ($)
Dennis W. Wells	$2,164,495	$252,739	$985,013	$84,397

Ronald S. Stowell	$962,063	$456,900	$437,450	$768,414

Shawn M. Toney	$813,068	$195,663	$317,875	$156,759

Jeff A. Croskey	$676,352	$--	$116,150	$--

Andrew J. Foerster	$678,530	$39,875	$254,025	$42,553

Under a separate agreement, Mr. Sferra will receive disability payments for up to 50 months at 60% of his average salary and bonus received in the last five fiscal years, reduced by any Social Security payments, if he becomes disabled while employed by LSI.  Health insurance will be maintained for Mr. Sferra, his spouse and dependent children for ten years after termination or death.  If Mr. Sferra dies while employed by LSI or while receiving disability payments, the Company shall pay his heirs one million dollars less any payments made as disability compensation or from any policies of life insurance maintained by LSI.  In order to provide clear continuity of management influence, LSI has also agreed to employ Mr. Sferra in a consulting role for a transition period of three years commencing March 2, 2015 when he began a 36 month transition from full time employment. Compensation will be at annual rates of 100% for the first six months, 60% for the second six months, 50% for the next twelve months, and 40% for the final twelve months of the average of the last five full fiscal year compensation levels.  The establishment of provisions for consulting services by Mr. Sferra is intended to facilitate a smooth transition as part of any future management succession plan.

The table below shows the potential maximum payments that would be payable to Mr. Sferra under these separate agreements assuming a triggering event had occurred on June 30, 2016.

Name	Transition from Fulltime Employment ($)	Death ($)	Disability ($)

James P. Sferra	$423,379	$1,000,000	$1,363,609

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information about the Company’s equity compensation plans (2003 Equity Compensation Plan and 2012 Stock Incentive Plan) as of June 30, 2016.

(c)
Number of securities
	(a)		remaining available
	Number of securities to	(b)	for future issuance
	be issued upon	Weighted average	under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants and	outstanding options,	(excluding securities
Plan category	rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	3,038,990	$8.97	1,612,095
Equity compensation plans not approved by security holders	—	—	—
Total	3,038,990	$8.97	1,612,095

CORPORATE GOVERNANCE

LSI Industries Inc. is an Ohio corporation and, therefore, governed by the corporate laws of the State of Ohio.  Since its Common Shares are publicly traded on the NASDAQ Global Select Market and it files reports with the Securities and Exchange Commission, the Company is also subject to NASDAQ rules as well as various provisions of federal securities laws, the Sarbanes-Oxley Act, and the Dodd-Frank Act.  In accordance with NASDAQ rules, our Board of Directors affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in the NASDAQ listing standards and Exchange Act rules. LSI's Director Independence Standards are available at our website www.lsi-industries.com. Based on these standards, the Board determined that each of the following members of the Board is independent:  Messrs. Beech, Kreider, Meyer, Morgan, O’Gara, Serrianne, and Steele.

Board of Directors

Governance of the corporation is placed in the hands of the Directors who, in turn, elect officers to manage the business operations.  The Board oversees the management of LSI Industries on your behalf.  It reviews the Company's long-term strategic plans and exercises direct decision making authority in all major decisions, such as significant acquisitions, the declaration of dividends, major capital expenditures and the establishment of critical policies.

During fiscal 2016, the Board of Directors met either in person or telephonically on nine occasions.  In addition to all of the committee meetings disclosed in this report, the Directors met on certain occasions during fiscal 2016 and discussed matters by themselves at the end of certain Board and committee meetings, each without the presence of the Company's management or executives.

The Company expects all Directors to attend shareholders’ meetings.  All Directors attended the 2015 Annual Meeting.  Each of the Directors attended over 81% of the aggregate of all meetings of the Board and committees of which they were a member.

Shareholders may communicate with the full Board or individual Directors on matters of concern by mail or through our website in each case to the attention of the Secretary of LSI Industries Inc.

Leadership Structure

The Board of Directors currently has a non-employee director who serves as Chairman of the Board. The Board believes that this structure is currently an appropriate leadership model for the Company’s size and the history and nature of its business operations. The Chairman, as a lawyer who has a long history of providing legal services to the Company, is intimately familiar with the Company’s business and in a good position to identify and evaluate strategic issues facing the Company.

As described above, the Board of Directors is comprised of only between seven and nine Directors, a majority of whom are non-employee Directors who meet NASDAQ  Guidelines for independence and who meet periodically in executive session, factors which help ensure independent oversight of the Company.  Gary P. Kreider serves as Chairman of the Board. The Board of Directors recognizes that no single leadership model is right for all companies at all times, and for this reason, the Nominating and Corporate Governance Committee, working closely with the full Board, periodically considers the Company’s current leadership structure, as well as alternative structures, in its review of overall Board composition and succession planning.  The Board has determined that the Company’s leadership structure is appropriate given the scope of its business, the nature and allocation of the responsibilities of our CEO and our other NEOs and the views of the Company’s shareholders as evidenced by the voting results of recent Director elections.

Risk Oversight

The Company believes the role of management, including the NEOs, is to identify and manage risks confronting the Company.  Our Board of Directors also plays an integral part in overseeing the processes used by management to identify and report these risks, if any, and in monitoring corporate actions so as to confine risk to appropriate levels.  Both the full Board and the various committees frequently engage in discussions of risks facing the Company at their regularly scheduled meetings.

The Company’s leadership structure and overall corporate governance model is designed to aid the Board in its oversight of risk management.  For example: the Audit Committee serves a key risk oversight function in carrying out its review of the Company’s financial reporting and internal reporting processes, as required by the Sarbanes-Oxley Act of 2002; the Compensation Committee helps oversee risks relating to the Company’s executive compensation program; and the Nominating and Corporate Governance Committee contributes to the overall risk oversight process by periodically reviewing the Company’s Board committee charters and evaluating potential Director nominees.

DIRECTOR COMPENSATION

The compensation program for the Company’s non-employee Directors in the first three quarters of fiscal 2016 was approved by the Board of Directors effective July 1, 2013. Non-employee Directors of the Company receive annually $73,000 to be paid in quarterly installments ($38,000 of which will be in the form of Common Shares of the Company valued at the closing price of the Company’s Common Shares at the end of the first business day of that quarter), plus $2,000 for each Board meeting in excess of seven in a fiscal year, and $2,000 for each Committee meeting in excess of five meetings of any one Committee in a fiscal year. Additionally, Committee Chairmen receive the following amounts annually: Audit Committee Chairman $12,000; Compensation Committee Chairman $6,000; Nominating and Corporate Governance Committee Chairman $6,000; Executive Search Committee chairman $3,000 per quarter while active; Strategic Studies Chairman $3,000 per quarter while active; and Special Studies Co-Chairman $6,000 each in fiscal 2015. Mr. Kreider, as Chairman of the Board receives a $20,000 annual retainer. Mr. Kreider also serves as Board Secretary, but receives no fees for this service except that he receives committee meeting fees for serving as Board secretary at meetings of committees of which he is not a member.  Directors who are employees of the Company do not receive any compensation for serving as a Director.

Effective April 1, 2016, the Board of Directors revised the compensation program for the Company’s non-employee Directors. Non-employee Directors of the Company receive annually $100,000 to be paid in quarterly installments ($52,000 of which will be in the form of Common Shares of the Company valued at the closing price of the Company’s Common Shares at the end of the first business day of that quarter), plus $2,000 for each Board meeting in excess of seven in a fiscal year, and $2,000 for each Committee meeting in excess of five meetings of any one Committee in a fiscal year. Additionally, Committee Chairmen receive the following amounts annually: Audit Committee Chairman $17,500; Compensation Committee Chairman $15,500; Nominating and Corporate Governance Committee Chairman $13,500. Mr. Kreider, as Chairman of the Board receives a $50,000 annual retainer. Mr. Kreider also serves as Board Secretary, but receives no fees for this service except that he receives committee meeting fees for serving as Board secretary at meetings of committees of which he is not a member.  Directors who are employees of the Company do not receive any compensation for serving as a Director.

The following table sets forth information regarding compensation paid by the Company to its non-employee Directors during fiscal 2016.

Name (1)	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards $ (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Robert P. Beech	$46,125	$41,507	$--	N/A	N/A	N/A	$87,632
Gary P. Kreider	$65,750	$41,507	$--	N/A	N/A	N/A	$107,257
Dennis B. Meyer	$44,250	$41,507	$--	N/A	N/A	N/A	$85,757
John K. Morgan	$12,386	$10,142	$--	N/A	N/A	N/A	$22,528
Wilfred T. O’Gara	$51,625	$41,507	$--	N/A	N/A	N/A	$93,132
Mark A. Serrianne	$41,250	$41,507	$--	N/A	N/A	N/A	$82,757
Robert A. Steele	$--	$--	$--	N/A	N/A	N/A	$--

(1)	The table above includes all outside independent Directors of the Company in fiscal 2016.

(2)

Stock awards are made to each outside independent Director quarterly as part of their annual retainer such that the annual value of stock awarded, based upon the closing price on the first business day of each calendar quarter, is equal to approximately $41,507 in fiscal 2016 for the full year.

(3)

Option awards compensation represents the grant date fair value which will be expensed for financial statement reporting purposes in accordance with ASC 718.  There can be no assurance that the value realized from the exercise of stock options, if any, will equal the amount of ASC 718 compensation expense recorded.   See discussion related to all assumptions made in the valuation of stock options in accordance with ASC 718 in Notes 1 and 9 to the Company’s financial statements included in the Company’s Form 10-K for the fiscal year ended June 30, 2016.  No stock options were granted to non-employee Directors in fiscal 2016. The aggregate number of Common Shares subject to options outstanding for each outside independent Director as of June 30, 2016 were as follows:  Mr. Beech none; Mr. Kreider 26,500 shares; Mr. Meyer 26,500 shares; Mr. Morgan none; Mr. O’Gara 26,500 shares; Mr. Serrianne 26,500 shares; and Mr. Steele none.

COMMITTEES OF THE BOARD

The Directors have organized themselves into the committees described below to help carry out Board responsibilities.  In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings.  Each committee reviews the results of its meetings with the full Board.  Other than the Executive Committee, each Committee has a charter.

The LSI Board of Directors reviewed, approved and adopted the LSI Industries Inc. Code of Ethics in 2004.  There have been no amendments to the Code of Ethics nor any waivers granted to employees, managers or executive officers.  The Company's Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the fiscal year ended June 30, 2004 and on the Company’s website, www.lsi-industries.com.  The Company intends to post on its website within four business days any amendments or waivers to the Code of Ethics.

Each of the following committees, except for the Executive Committee, is composed of non-employee Directors each of whom meets the relevant independence requirements established by NASDAQ and the Sarbanes-Oxley Act that apply to their particular assignments.

The following table identifies membership and the Chairman of each of the current standing committees of the Board, as well as the number of times each committee met during the fiscal year.

Non-Employee Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Robert P. Beech	Member	Member	Chair
Dennis B. Meyer	Member	Member (a)	Member
John K. Morgan	--	Chair (a)	--
Wilfred T. O’Gara	Chair	Member	Member
Mark A. Serrianne	Member	Member	Member
Robert A. Steele	--	--	--

Meetings in 2016	Four	Four	Five

(a) Mr. Morgan succeeded Mr. Meyer as Chairman of the Compensation Committee effective April 20, 2016.

The Executive Committee

The Executive Committee, composed of Messrs. Kreider (Chairman), O’Gara and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law.  The Executive Committee did not meet during fiscal 2016.

The Audit Committee

The Audit Committee is governed by an Audit Committee Charter adopted by the Board of Directors.  The Audit Committee was composed in fiscal 2016 of Messrs. O’Gara (Chairman), Beech, Meyer and Serrianne.  Wilfred T. O'Gara, an independent Director under NASDAQ independence standards, has been designated as the Audit Committee financial expert by the Board of Directors, and meets all requirements as a financial expert as established by the Securities and Exchange Commission.  The Audit Committee met four times in fiscal 2016.

The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm, our auditors.  The Audit Committee also evaluates information received from both the outside auditor and management to determine whether the auditor is independent of management.  The independent registered public accounting firm reports directly to the Audit Committee.  A copy of the Committee’s Charter is available on LSI's website, www.lsi-industries.com.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

1.	The financial reports and other financial information provided by the Company to any governmental body or the public,
2.	The Company’s systems of internal control regarding finance, accounting, legal compliance and ethics that management and the Board have established, and
3.	The Company’s auditing, accounting and financial reporting processes generally.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints concerning accounting, internal controls or auditing matters and has established procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced.  The Chairman also has the authority to approve these services between regularly scheduled meetings.  In this event, the Chairman reports approvals made by him to the full Committee at each of its meetings.  For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit.  This policy draws a distinction between audit, audit-related and non-audit services, and prohibits the independent registered public accounting firm from performing certain non-audit services.  The Company will not use its independent registered public accounting firm to perform certain non audit-related services such as non-financial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions.  Audit-related and tax consulting services that will be permitted include:  retirement plan and 401(k) audits, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

The Audit Committee approves Engagement Letters from the Company's independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company's Retirement Plan, tax compliance work, etc.  All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee itself following its quarterly detailed review and discussion of fees from the Company's independent registered public accounting firm.

The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP in fiscal 2016 were compatible with maintaining its independence during fiscal year 2016.

Report of the Audit Committee

The Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, to conduct fiscal 2016 audits for the purpose of expressing an audit opinion on the conformity of the audited year-end financial statements with accounting principles generally accepted in the United States, as well as an audit opinion on the Company’s system of internal control over financial reporting.  The Committee also discussed with Grant Thornton LLP the overall scope and plan for their audit.  Following these audits, the Audit Committee reviewed with Grant Thornton LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States and the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The Committee also reviewed with Grant Thornton LLP their assessment of the Company’s system of internal control over financial reporting.

Grant Thornton LLP also provided to the Audit Committee a letter to the Committee containing the written disclosures required by applicable requirements of the PCAOB with respect to Grant Thornton LLP's communications with the Audit Committee concerning Grant Thornton LLP’s independence.  This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Public Company Accounting Oversight Board.  The Audit Committee discussed with Grant Thornton LLP that firm's independence and has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2016 were compatible with maintaining its independence as the Company’s auditors.

The Audit Committee reviewed and discussed with management the audited financial statements for the year ended June 30, 2016.  In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by members of the Audit Committee

   Wilfred T. O’Gara, Chairman

    Robert P. Beech

    Dennis B. Meyer

    Mark A. Serrianne

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, composed in fiscal 2016 of Messrs. Beech (Chairman), Meyer, O’Gara and Serrianne, is responsible for nominating persons for election as Directors at each annual shareholders’ meeting and to fill any Board vacancies that may arise between meetings.  The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company.  The Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board as its function relates to the business of the Company.  The Nominating and Corporate Governance Committee met five times during fiscal year 2016 and once during fiscal year 2016 to nominate the slate of Directors for the 2016 Annual Shareholders’ Meetings, respectively, and to discuss other corporate governance matters.

The Nominating and Governance Committee did not seek the recommendation of any of the Director candidates named in this proxy statement, nor did it receive a recommendation from any shareholder, non-management Director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees. The Committee is also responsible for advising the Board of Directors on changes in Board compensation. The CEO provides input and recommendations to the Nominating and Corporate Governance Committee with respect to the compensation to be paid to the non-employee members of the Board. A copy of the Committee’s Charter is available on LSI's website, www.lsi-industries.com.

The Compensation Committee

The Compensation Committee, composed in fiscal 2016 of Messrs. Morgan (Chairman effective April 20, 2016), Meyer (Chairman through April 19, 2016), Beech, O’Gara, and Serrianne, is governed by a written charter adopted by the Board. A copy of the Compensation Committee Charter is available on our website, www.lsi-industries.com. In discharging the responsibilities of the Board of Directors relating to compensation of LSI’s Chief Executive Officer and other senior executive officers, the purposes of the Compensation Committee are, among others, (i) to review and approve the compensation of LSI's Chief Executive Officer and other senior executive officers and (ii) to oversee the compensation policies and programs of LSI, including stock and benefit plans. The Compensation Committee’s specific functions include adopting, administering and approving LSI's incentive compensation and stock plans and awards, including amendments to the plans or awards and performing such duties and responsibilities under the terms of any executive compensation plan, incentive-compensation plan or equity-based plan. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Committee has from time to time considered the advice of outside consultants to assist in the evaluation of the Company’s executive compensation programs and practices. It did engage such a consultant, Pay Governance, during the fiscal year ended June 30, 2015 to gather benchmark data in preparation for consideration of fiscal 2016 compensation for the Company’s Named Executive Officers, including the Chief Executive Officer.  The same benchmark compensation data will be used for consideration of fiscal 2017 compensation for the Company’s Named Executive Officers, including the Chief Executive Officer.  At this time, the Committee believes that it has the necessary resources available to survey the compensation practices of the Company’s peer group and keep abreast of compensation developments in the marketplace.

LSI's executive compensation policies are designed to support the corporate objective of maximizing the long-term value of LSI for its shareholders. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified employees, to recognize individuals who exceed expectations and to closely link executive compensation with corporate performance. The methods by which the Committee believes LSI's long-term objectives can be achieved are through incentive compensation plans and equity compensation plans.

The Compensation Committee processes and procedures for the consideration and determination of executive and Director compensation are discussed in the section entitled “Compensation Discussion and Analysis” beginning on page .  The Compensation Committee met four times in fiscal 2016.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has ever been an officer or employee of LSI. None of the members of the Compensation Committee is or was a participant in any related person transaction in fiscal 2016 (see the section titled Related Person Transactions in this Proxy Statement for a description of our policy on related person transactions). Lastly, none of the members of the Compensation Committee is an executive officer of another entity, at which one of our executive officers serves on the Board of Directors. No named executive officer of LSI serves as a Director or as a member of a committee of any company of which any of LSI's non-employee Directors are executive officers.

RELATED PERSON TRANSACTIONS

J. Scott Sferra, age 52, is Senior Vice President Materials for the Lighting Segment of LSI Industries and is the son of James P. Sferra, Director of LSI Industries.  In fiscal year 2016, J. Scott Sferra's total compensation was $205,503.

During fiscal 2016, the Company paid approximately $522,000 to American Engineering and Metal Working, a company owned and operated by Kurt McCauley, son of David McCauley, former President of the LSI Graphics Segment, for fabricated metal products. The Company believes that the rates charged by American Engineering for these products are comparable to those that the Company would have paid if it had purchased such products from other suppliers in similar transactions negotiated at arm’s length.

LSI engages Keating Muething & Klekamp PLL, a Cincinnati, Ohio-based law firm with which Mr. Kreider is designated as a senior partner, for a variety of legal services.  Mr. Kreider has no vote or partnership interest in the firm's earnings.  Mr. Kreider's son is a partner at KMK. Neither receives any direct compensation from fees paid by LSI to the firm.

NASDAQ rules require the Company to conduct an appropriate review of all related party transactions (those required to be disclosed by the Company pursuant to SEC Regulation S-K Item 404) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another committee comprised of independent Directors. As a result, the Audit Committee annually reviews all such related party transactions and approves each related party transaction if it determines that it is in the best interests of the Company. In considering the transaction, the Committee may consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (vi) the overall fairness of the transaction to the Company. The Company adheres to its written policy described above for potential related person transactions and approval of such related person transactions are also evidenced by internal Company resolutions where applicable and/or our practice of approving transactions in this manner.

OTHER MATTERS

LSI Industries is not aware of any other matters to be presented at the Annual Meeting of Shareholders other than those specified in the Notice.

QUESTIONS

If you have any questions or need more information about the Annual Shareholders’ Meeting, write to or contact:

LSI Industries Inc.

Ronald S. Stowell,

  Vice President, Chief Financial Officer & Treasurer

10000 Alliance Road

Cincinnati, Ohio 45242

(513) 793-3200

For more information about your share ownership, call Computershare Investor Services, LLC at (866) 243-7347.

We also invite you to visit the LSI Industries website on the Internet at www.lsi-industries.com.  Internet site materials are for your general information only and are not part of this proxy solicitation.

By order of the Board of Directors
Dated: September 30, 2016	/s/ Paul T. Foster
Paul T. Foster
Secretary

ANNEX A

LSI INDUSTRIES INC.

AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

AS OF NOVEMBER ~~19~~17, ~~2015~~ 2016

TABLE OF CONTENTS

1.	Purposes		1

2.	Definitions		1

3.	Administration of the Plan		~~3~~5
	(a)	Authority of Committee	~~3~~5
	(b)	Binding Authority	~~3~~6
	(c)	Delegation of Authority	~~3~~6

4.	Eligibility		~~3~~7

5.	Common Shares Subject to the Plan		~~3~~7
	(a)	Authorized Number of Common Shares	~~3~~7
	(b)	Share Counting	~~3~~7
	(c)	Award Limitations.	~~3~~8
	(d)	Shares to be Delivered	~~3~~8

6.	Awards to Participants		~~3~~8
	(a)	Stock Options.	~~3~~8
	(b)	Stock Appreciation Rights	~~3~~10
	(c)	Restricted Shares and Restricted Share Units	~~3~~11
	(d)	Performance-Based Exception	~~3~~13
	(e)	Unrestricted Share Awards	~~3~~14
	(f)	Deferred Shares	14
	(g)	Deferred Share Units	14

7.	Deferred Payment		~~3~~15

8.	Dilution and Other Adjustments		~~3~~15

9.	Change in Control		~~3~~15

10.	Termination		~~3~~16
	(a)	Termination by Death, Disability, or Retirement	~~3~~16
	(b)	Termination for Cause	~~3~~16
	(c)	Other Terminations	~~3~~16
	(d)	Limitation for ISOs	~~3~~16
	(e)	Transfers and Leaves of Absence	~~3~~16

11.	Recoupment or Recovery Policy		~~3~~17

12.	Miscellaneous Provisions		~~3~~17
	(a)	Rights as a Shareholder	~~3~~17
	(b)	No Loans	~~3~~17
	(c)	Assignment or Transfer	~~3~~17

	(d)	Withholding Taxes	~~3~~17
	(e)	No Rights to Awards	~~3~~18
	(f)	Beneficiary Designation	~~3~~18
	(g)	Fractional Shares	~~3~~18
	(h)	Unfunded Plan	~~3~~18
	(i)	Severability	~~3~~18
	(j)	Limitation of Liability	~~3~~18
	(k)	Successors	~~3~~18
	(l)	Code Section 409A Compliance	~~3~~19

13.	Effective Date, Amendments, Governing Law and Plan Termination		~~3~~19
	(a)	Effective Date	~~3~~19
	(b)	Amendments	~~3~~19
	(c)	Governing Law	~~3~~20
	(d)	Plan Termination	~~3~~20

LSI INDUSTRIES INC.
AMENDED AND RESTATED

2012 STOCK INCENTIVE PLAN

AS OF NOVEMBER ~~19~~17, ~~2015~~ 2016

1.             Purposes

The purposes of the Plan are to provide long-term incentives to those persons with significant responsibility for the success and growth of the Company, to align the interests of such persons with those of the Company’s shareholders, to assist the Company in recruiting, retaining and motivating employees, directors and consultants on a competitive basis and to link compensation to performance.

2.             Definitions

For purposes of the Plan, the following capitalized terms shall have the meanings specified below:

(a)     “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act.

(b)     “Award” means a grant of Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units ~~or~~ , unrestricted Common Shares, Deferred Shares or Deferred Share Units or any or all of them, to a Participant.

~~.~~

(c)     “Award Agreement” means an agreement, either in written or electronic format, between the Company and a Participant setting forth the terms and conditions of an Award granted to the Participant.

(d)     “Beneficial Owner” has the meaning given in Rule 13d-3 under the Exchange Act.

(e)     “Board” means the Board of Directors of the Company.

(f)     “Cause” means with respect to any Participant, unless otherwise provided in the applicable Award Agreement, (i) the Participant’s conviction or misappropriation of money or other property or conviction of a felony, or a guilty plea or plea of nolo contendere by Participant with respect to a felony, (ii) conduct by the Participant that is in competition with the Company, conduct by a Participant that breaches the Participant’s duty of loyalty to the Company or a Participant’s willful misconduct, any of which materially injures the Company, (iii) a willful and material breach by the Participant of his or her obligations under any agreement entered into between the Participant and the Company that materially injures the Company, or (iv) the Participant’s failure to substantially perform his or her duties with the Company (other than by reason of the Participant’s Disability)~~.~~    For Participants subject to Section 16 of the Exchange Act, the determination of whether any conduct, action or failure to act constitutes “Cause” shall be made by the Committee in its sole discretion.

(g)     “Change in Control” means the occurrence of any of the following events:

(i)     Any Person (including a “group” as defined in Section 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the Company’s then-outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company;

(ii)     During any one year period, individuals who at the beginning of such period constitute the Board and any new director whose election to the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two−thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority of the Board;

(iii)     A reorganization, merger or consolidation of the Company in each case, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior thereto beneficially own, directly or indirectly, more than 75% of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding voting securities of the Company; or

(iv)     A liquidation, dissolution, sale or other disposition of all or substantially all of the assets of the Company (other than in a transaction in which all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding voting securities immediately prior to such sale or other disposition beneficially own, directly or indirectly, substantially all of the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors of the acquiror of such assets (either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such sale or other disposition).

Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Code Section 409A and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with Code Section 409A, payment of an Award may occur upon a Change in Control only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Code Section 409A.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations or guidance promulgated thereunder.~~.~~ Any reference to the Code or a section thereof shall also refer to any successor Code or section.

(i)     “Committee” means a committee appointed by the Board consisting of at least three members of the Board, all meeting the definitions of “outside director” set forth in Code Section 162(m), “independent director” set forth in The Nasdaq Stock Market rules, and “non-employee director” set forth in Rule 16b-3 of the Exchange Act, or any successor definitions adopted for a similar purpose by the Internal Revenue Service, any national securities exchange on which the Common Shares are listed or the Securities and Exchange Commission.

~~.~~

(j)     “Common Share” or “Common Shares” means one or more of the common shares, without par value, of the Company.

~~.~~

(k)     “Company” means LSI Industries Inc.~~.~~, a corporation organized under the laws of the State of Ohio, its subsidiaries, divisions and affiliated businesses.

(l)     “Date of Grant” means the date on which the Committee authorizes the grant of an Award or such later date as may be specified by the Committee in such authorization.

(m)	“Deferred Share” means a right to receive Common Shares awarded under Section 6(f) upon the terms and conditions set forth in the respective Award Agreement granting the Award.

(n)	“Deferred Share Unit” means a right to receive Common Shares awarded under Section 6(g) upon the terms and conditions set forth in the respective Award Agreement granting the Award.
~~.~~

(o)

“Disability” means a Participant’s physical or mental incapacity resulting from personal injury, disease, illness or other condition which (i) prevents him or her from performing his or her duties for the Company, as determined by the Committee or its designee, and (ii) results in his or her termination of employment or service with the Company.~~.~~    The Committee may substitute a different definition for the term “Disability” in its discretion as it deems appropriate.

(p)	“Effective Date” has the meaning set forth in Section 13(a).
~~.~~

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules, regulations, schedules or guidance promulgated thereunder.~~.~~  Any reference to the Exchange Act or a section thereof shall also refer to any successor Exchange Act or section.

(r)	“Exercise Price” means the purchase price of a Common Share covered by a Stock Option or SAR, as applicable.
~~.~~

(s)

“Fair Market Value” on any date means the closing price of the Common Shares as reported on The Nasdaq Stock Market or, if applicable, any other national securities exchange on which the Common Shares are principally traded, or, if there were no sales of Common Shares on such date, then on the immediately preceding date on which there were any sales of Common Shares.~~.~~      If the Common Shares cease to be traded on a national securities exchange, the Fair Market Value shall be determined pursuant to a reasonable valuation method prescribed by the Committee. In the case of an ISO (or Tandem SAR), Fair Market Value shall be determined by the Committee in accordance with Code Section 422. For Awards intended to be exempt from Code Section 409A, Fair Market Value shall be determined by the Committee in accordance with Code Section 409A.

(t)	“Full-Value Award” means Restricted Shares, Restricted Share Units ~~or~~ , unrestricted Common Shares, Deferred Shares or Deferred Share Units.

(u)	“Fungible Share Ratio” has the meaning set forth in Section 5(b)(i).
~~.~~

(v)	“ISO” means an Incentive Stock Option satisfying the requirements of Code Section 422 and designated as an ISO by the Committee.

(w)	“Minimum Vesting Requirement” has the meaning set forth in Section 6(a)(ii)
~~.~~

(x)	“Non-Employee Director” means a member of the Board who is not an employee of the Company.
~~.~~

(y)	“NQSO” means a non-qualified Stock Option that does not satisfy the requirements of Code Section 422 or that is not designated as an ISO by the Committee.
~~.~~

(z)	“Participant” means a person eligible to receive an Award under the Plan, as set forth in Section 4, and designated by the Committee to receive an Award subject to the conditions set forth in the Plan and any Award Agreement.
~~.~~

(aa)	“Performance-Based Exception” means the performance-based exception to the deductibility limitations of Code Section 162(m), as set forth in Code Section 162(m)(4)(C) and applicable Treasury Department regulations thereunder.
~~.~~

(bb)	“Performance Goals” means the goals established by the Committee, as described in Section 6(d)(ii).
~~.~~

(cc)	“Performance Measures” means the criteria set out in Section 6(d)(iii) that may be used by the Committee as the basis for a Performance Goal.
~~.~~

(dd)

“Performance Period” means the period established by the Committee during which the achievement of Performance Goals is assessed in order to determine whether and to what extent an Award that is conditioned on attaining Performance Goals has been earned .

~~.~~

(ee)

~~(aa)~~“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Company securities.

(ff)	“Plan” means the LSI Industries Inc.~~.~~ Amended and Restated 2012 Stock Incentive Plan as of November ~~19~~17, ~~2015~~ 2016, as amended and restated from time to time.

(gg)	“Prior Plan” means the LSI Industries Inc.~~.~~ 2003 Equity Compensation Plan, as amended and restated.

(hh)	“Restricted Shares” means Common Shares that are subject to restrictions, as described in Section 6(c).
.

(ii)

“Restricted Share Units” means a right, as described in Section 6(c), denominated in Common Shares to receive an amount, payable in either cash, Common Shares, Restricted Shares, or a combination thereof, equal to the value of a specified number of Common Shares.

~~.~~

(jj)	“Restriction Period” means, with respect to any Full-Value Award, the period during which any risk of forfeiture or other restrictions set by the Committee, including performance restrictions, remain in effect until such time as they have lapsed under the terms and conditions of the Full-Value Award or as otherwise determined by the Committee, including the Performance Period for Full-Value Awards intended to qualify for the Performance-Based Exception.
~~.~~

(kk)	“Retirement” means retirement with the Company at or after age 65 or at or after the later of age 55 and ten years of service.
~~.~~

(ll)	“Securities Act” means the Securities Act of 1933, as amended, and any rules, regulations, schedules or guidance promulgated thereunder.~~.~~  Any reference to the Securities Act or a section thereof shall also refer to any successor Securities Act or section.

(mm)

“Stock Appreciation Right” or “SAR” means the right, as described in Section 6(b), to receive a payment equal to the excess of the Fair Market Value of a Common Share on the date the SAR is exercised over the Exercise Price established for that SAR at the time of grant, multiplied by the number of Common Shares with respect to which the SAR is exercised.

(nn)	“Stock Option” means the right, as described in Section 6(a), to purchase Common Shares at a specified price for a specified period of time.~~.~~  Stock Options include ISOs and NQSOs.

(oo)	“Tandem SAR” means a SAR granted in tandem with a Stock Option.

3.             Administration of the Plan

(a)          Authority of Committee. The Plan shall be administered by the Committee. Unless otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the sole and exclusive authority to (within the limitations described in the Plan):

(i)     select Participants to be granted Awards under the Plan and grant Awards pursuant to the terms of the Plan;

(ii)     determine the type, size and terms of the Awards to be granted to each Participant;

(iii)     determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;

(iv)     establish objectives and conditions for earning an Award;

(v)     determine all other terms and conditions, not inconsistent with the terms of the Plan and any operative employment or other agreement, of any Award granted under the Plan, and determine the appropriate Award Agreement evidencing the Award;

(vi)     determine whether the terms, conditions, and objectives for earning an Award have been met, including, without limitation, any such determination or certification, as the case may be, required for compliance with Code Section 162(m);

(vii)     modify or waive the terms and conditions of Awards granted under the Plan, not inconsistent with the terms of the Plan and any operative employment or other agreement, accelerate the vesting, exercise or payment of an Award or cancel or suspend an Award;

(viii)     determine whether the amount or payment of an Award should be reduced or eliminated, and determine if, when and under what conditions payment of all or any part of any Award may be deferred;

(ix)     determine the guidelines and/or procedures for the payment or exercise of Awards;

(x)     determine whether any Awards granted to an employee should qualify for the Performance-Based Exception;

(xi)     adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and establish and administer any sub-plans that may be governed by the Plan;

(xii)     construe, interpret, administer and implement the Plan, any Award Agreements or related documents and correct any defect, supply an omission or reconcile any inconsistency in or between the Plan, any Award Agreement or related documents; and

(xiii)     make factual determinations with respect to the Plan and any Awards and otherwise supervise the administration of the Plan.

(b)           Binding Authority. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it under the Plan, shall be conclusive and binding on all parties, including the Company, its shareholders and all Participants.

(c)           Delegation of Authority. To the extent not prohibited by law or the rules of the national securities exchange on which the Company’s Common Shares are listed, the Committee may allocate its authority hereunder to one or more of its members or delegate its authority hereunder to one or more Non-Employee Directors, except that no such allocation or delegation shall be permitted with respect to Awards intended to qualify for the Performance-Based Exception, and may grant authority to employees of the Company to execute documents on behalf of the Committee or to otherwise assist in the administration and operation of the Plan. When the Committee delegates its authority hereunder to one or more officers of the Company, it shall specify the total number of Awards that the officer or officers may award and the terms on which any Awards may be issued, offered or sold. In no event shall the Committee authorize any officer to designate such officer as a recipient of any Awards.

4.             Eligibility

Subject to the terms and conditions of the Plan, the Committee may select, from all eligible persons, Participants to whom Awards shall be granted under the Plan and shall determine the nature and amount of each Award. Eligible persons include any of the following individuals: (i) any officer or key employee of the Company, (ii) any consultant (as defined in the General Instructions to the Form S-8 registration statement under the Securities Act) to the Company, and (iii) any Non-Employee Director. All Awards shall be evidenced by an Award Agreement, and Awards may be conditioned upon the Participant’s execution of an Award Agreement.

5.             Common Shares Subject to the Plan

(a)          Authorized Number of Common Shares. Unless otherwise authorized by the Company’s shareholders and subject to this Section 5 and Section 8, the maximum aggregate number of Common Shares available for issuance under the Plan is ~~2,800,000~~4,400,000, plus (i) the number of Common Shares that, on the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan, and (ii) the number of Common Shares subject to outstanding awards under the Prior Plan as of the Effective Date which thereafter are forfeited, settled in cash or cancelled or expire. Upon the Effective Date, the Prior Plan will terminate; provided that all outstanding awards under the Prior Plan as of the Effective Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan, as applicable. The maximum number of Common Shares available for issuance with respect to ISOs is ~~2,800,000~~4,400,000.

(b)          Share Counting. The following rules shall apply in determining the number of Common Shares available for grant under the Plan:

~~(i)     Common Shares subject to any Award shall be counted against the maximum share limitation as one Common Share for every Common Share subject thereto.~~

(i)     The aggregate number of Common Shares available for issuance under the Plan will be reduced by two and one-half (2.5) Common Shares for each Common Share delivered in settlement of any Full-Value Award and one (1) Common Share for each Common Share delivered in settlement of a Stock Option or Stock Appreciation Right (the “Fungible Share Ratio”).

(ii)     To the extent that any Award is forfeited, cancelled, settled in cash, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award or otherwise terminates without an issuance of Common Shares being made, the maximum share limitation shall be credited ~~with one Common Share for each Common Share subject to such Award~~pursuant to the share counting provisions described above in Section 5(b)(i), and such number of credited Common Shares may again be made subject to Awards under the Plan.

(iii)     Any Common Shares tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award or repurchased by the Company with Stock Option proceeds shall not be added back to the number of Common Shares available for issuance under the Plan. Upon exercise of a SAR, the number of Common Shares subject to the Award that are being exercised shall be counted against the maximum aggregate number of Common Shares that may be issued under the Plan on the basis of one Common Share for every Common Share subject thereto, regardless of the actual number of Common Shares used to settle the SAR upon exercise.

(iv)     Any Common Shares underlying Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction shall not, unless required by law or regulation, count against the reserve of available Common Shares under the Plan.

(c)          Award Limitations. Subject to the adjustment provisions of Section 8:

(i)     The maximum aggregate number of Common Shares that may be subject to Stock Options or SARs granted in any calendar year to any one Participant shall be 250,000 Common Shares.

(ii)     The maximum aggregate number of Common Shares that may be subject to Full-Value Awards granted in any calendar year to any one Participant shall be 50,000 Common Shares.

(d)          Shares to be Delivered. Common Shares to be delivered by the Company under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

6.             Awards to Participants

(a)          Stock Options.

(i)     Grants. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may consist of ISOs or NQSOs. Stock options may be granted alone or with Tandem SARs. With respect to Stock Options granted with Tandem SARs, the exercise of either such Stock Options or Tandem SARs will result in the simultaneous cancellation of the same number of Stock Options or Tandem SARs, as the case may be.

(ii)     Minimum Vesting Requirement. Subject to the terms and conditions in this Plan, the Committee shall not grant Stock Options that are exercisable earlier than one year from the Date of Grant (the “Minimum Vesting Requirement”); provided, however, the Committee shall have discretion to award not more than five percent (5%) of the Common Shares that may be granted pursuant to this Plan with vesting terms that do not satisfy this Minimum Vesting Requirement.

(iii)     ~~(ii)~~Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than the Fair Market Value on the date the Stock Option is granted, unless the Stock Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction, in which case the assumption or substitution shall be accomplished in a manner that permits the Stock Option to be exempt from Code Section 409A.

(iv)     ~~(iii)~~Term. The term of Stock Options shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant.

(v)     ~~(iv)~~ISO Limits. ISOs may be granted only to Participants who are employees of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424) on the Date of Grant, and may only be granted to an employee who, at the time the Stock Option is granted, does not own more than ten percent of the total combined voting power of all classes of stock of the Company (or of any parent or subsidiary corporation within the meaning of Code Section 424), unless (A) the Exercise Price is at least 110% percent of the Fair Market Value on the Date of Grant, and (B) the ISO is not exercisable after five years from the Date of Grant. The aggregate Fair Market Value of all Common Shares, determined at the time the ISOs are granted, with respect to which ISOs are exercisable by a Participant for the first time during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code. If such Fair Market Value exceeds the $100,000 limit, the ISOs exceeding the limit shall be treated as NQSOs, taking the Stock Options in the order each was granted. The terms of all ISOs shall be consistent with and contain or be deemed to contain all provisions required to qualify as an “incentive stock option” under Code Section 422.

(vi)     ~~(v)~~No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding Stock Option may not be decreased after the Date of Grant, (B) no outstanding Stock Option may be surrendered to the Company as consideration for the grant of a new Stock Option with a lower Exercise Price, and (C) no other modifications to any outstanding Stock Option may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” Stock Options, and such buyouts of “underwater” Stock Options shall be prohibited.

(vii)     ~~(vi)~~ Form of Payment. Vested Stock Options may be exercised in whole or in part, and the Exercise Price shall be paid to the Company at the time of exercise, subject to any applicable rules or regulations adopted by the Committee:

(A)	to the extent permitted by applicable law, pursuant to cashless exercise procedures that are approved by the Committee;

(B)

through the tender of unrestricted Common Shares owned by the Participant (or by delivering a certification or attestation of ownership of such Common Shares) valued at their Fair Market Value on the date of exercise;

(C)	in cash or its equivalent; or

(D)	by any combination of (A), (B), and (C) above.

(viii)     ~~(vii)~~No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on Stock Options. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a Stock Option unless and until such Common Shares have been registered to the Participant as the owner.

(ix)     ~~(viii)~~Other Restrictions. Stock Options may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.

(b)          Stock Appreciation Rights.

(i)     Grants. Subject to the terms and provisions of the Plan, SARs may be granted to Participants, in such number and upon such terms and conditions as the Committee determines, and may be granted alone or as Tandem SARs. With respect to Tandem SARs, the exercise of either such Stock Options or SARs will result in the simultaneous cancellation of the same number of Tandem SARs or Stock Options, as the case may be.

(ii)     Minimum Vesting Requirement. Subject to the terms and conditions in this Plan, the Committee shall not grant SARs that do not satisfy the Minimum Vesting Requirement; provided, however, the Committee shall have discretion to award not more than five percent (5%) of the Common Shares that may be granted pursuant to this Plan with vesting terms that do not satisfy this Minimum Vesting Requirement.

(iii)     ~~(ii)~~Exercise Price. The Exercise Price shall be equal to or, at the Committee’s discretion, greater than Fair Market Value on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A.

(iv)     ~~(iii)~~Term. The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten years from the Date of Grant; provided that, each SAR granted in tandem with a Stock Option shall terminate upon the termination or exercise of the related Stock Option.

(v)     ~~(iv)~~No Repricing. Subject to the adjustment provisions of Section 8, without the approval of the Company’s shareholders, (A) the Exercise Price for any outstanding SAR may not be decreased after the Date of Grant, (B) no outstanding SAR may be surrendered to the Company as consideration for the grant of a new SAR with a lower Exercise Price, and (C) no other modifications to any outstanding SAR may be made that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the national securities exchange on which the Common Shares are listed. Neither the Board nor the Committee shall offer a cash buy-out of “underwater” SARs, and such buyouts of “underwater” SARs shall be prohibited.

(vi)     ~~(v)~~Form of Payment. Vested SARs may be exercised in whole or in part, and the Committee may authorize payment of a SAR in the form of cash, Common Shares valued at its Fair Market Value on the date of the exercise or a combination thereof, or by any other method as the Committee may determine.

(vii)     ~~(vi)~~Tandem SARs. Tandem SARs may be exercised for all or part of the Common Shares subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option. A Tandem SAR may be exercised only with respect to the Common Shares for which its related Stock Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (A) the Tandem SAR will expire no later than the expiration of the underlying ISO; (B) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the excess of the Fair Market Value of the Common Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Exercise Price of the underlying ISO; and (C) the Tandem SAR may be exercised only when the Fair Market Value of the Common Shares subject to the ISO exceeds the Exercise Price of the ISO.

(viii)     ~~(vii)~~No Dividends or Shareholder Rights. No dividends or dividend equivalents may be paid on SARs. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Shares covered by a SAR unless and until such Common Shares have been registered to the Participant as the owner.

(ix)     ~~(viii)~~Other Restrictions. SARs may be granted subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws.

(c)         Restricted Shares and Restricted Share Units.

(i)     Grants. Subject to the terms and provisions of the Plan, Restricted Shares and Restricted Share Units may be granted to Participants in such number and upon such terms and conditions as the Committee determines. Restricted Shares will be registered in the name of the Participant and deposited with the Company or its agent in certificated or book-entry form.

(ii)     Minimum Vesting Requirement. Subject to the terms and conditions in this Plan, the Committee shall not grant any Restricted Shares or Restricted Share Units that become vested, unrestricted or payable, as the case may be, earlier than as permitted by the Minimum Vesting Requirement; provided, however, the Committee shall have discretion to award not more than five percent (5%) of the Common Shares that may be granted pursuant to this Plan with vesting terms that do not satisfy this Minimum Vesting Requirement.

(iii)     ~~(ii)~~Restrictions. Restricted Shares or Restricted Share Units may be granted at no cost or at a purchase price determined by the Committee, which may be less than the Fair Market Value, but subject to such terms and conditions as the Committee determines, including, without limitation: forfeiture conditions, transfer restrictions, restrictions based upon the achievement of specific Performance Goals (Company-wide, divisional and/or individual) which may be based on one or more Performance Measures, time-based restrictions on vesting and/or restrictions under applicable federal or state securities laws. Subject to Sections 9 and 10, for Awards to employees, no Restricted Shares or Restricted Share Units conditioned upon the achievement of performance shall be based on a Restriction Period of less than one year, and, except as may be determined by the Committee with respect to not more than five percent (5%) of the Common Shares that may be granted pursuant to this Plan, any Restriction Period based solely on continued employment or service (time-based) shall be for a minimum of three years, subject to (A) pro rata or graded vesting prior to the expiration of such time-based Restriction Period, and (B) acceleration due to the Participant’s death, Disability or Retirement, in each case as specified in the applicable Award Agreement; provided that ~~the Restriction Period applicable to the first vesting date of an Award subject to pro rata or graded vesting (as referenced in (A) above) may be for less than one year, provided the first vesting date is no earlier than the fiscal year-end date of the fiscal year during which the Award was granted~~no portion of any Award of Restricted Shares or Restricted Share Units may vest prior to the first anniversary of the Date of Grant. To the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, except as may be determined by the Committee, the applicable restrictions shall be based on the achievement of Performance Goals over a Performance Period, as described in Section 6(d).

(iv)     ~~(iii)~~Transfer Restrictions. During the Restriction Period, Restricted Shares and Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (A) cause a legend or legends to be placed on any certificates evidencing such Restricted Shares, and/or (B) cause “stop transfer” instructions to be issued, as it deems necessary or appropriate.

(v)     ~~(iv)~~Dividends and Voting Rights. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or other distribution or rights in respect of the Restricted Shares and shall have the right to vote the Restricted Shares as the record owners; provided that, unless otherwise determined by the Committee, any dividends or other property payable to a Participant during the Restriction Period shall be distributed to the Participant only if and when the restrictions imposed on the applicable Restricted Shares lapse. Unless otherwise determined by the Committee, during the Restriction Period, Participants who hold Restricted Share Units shall be credited with dividend equivalents in respect of such Restricted Share Units; provided that, unless otherwise determined by the Committee, such dividend equivalents shall be distributed (without interest) to the Participant only if and when the restrictions imposed on the applicable Restricted Share Units lapse. Participants shall have no other rights as a shareholder with respect to Restricted Share Units unless otherwise determined by the Committee. Notwithstanding the forgoing, no Restricted Shares or Restricted Share Units intended to qualify for the Performance-Based Exception shall provide the Participant with dividend or shareholder rights unless otherwise determined by the Committee; provided, however, that if dividend rights are provided, any dividends or other property otherwise payable to the Participant during the Restriction Period with respect to such Restricted Shares or Restricted Share Units shall accumulate and be payable only if and when the specific Performance Goals are attained.

(vi)     ~~(v)~~Payment of Restricted Share Units. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Common Shares, Restricted Shares, or a combination thereof, as determined by the Committee.

(vii)     ~~(vi)~~Ownership. Restricted Shares shall be registered in the name of the Participant on the books and records of the Company or its designee (or by one or more physical certificates if physical certificates are issued) subject to the applicable restrictions imposed by the Plan. At the end of the Restriction Period that applies to Restricted Shares, the number of shares to which the Participant is entitled shall be delivered to the Participant free and clear of the restrictions, either in certificated or book-entry form. No Common Shares shall be registered in the name of the Participant with respect to Restricted Share Units, and Participants shall have no ownership interest in the Common Shares to which the Restricted Share Units relate, unless and until payment is made in Common Shares.

(viii)     ~~(vii)~~Forfeiture. If a Participant who holds Restricted Shares or Restricted Share Units fails to satisfy the restrictions, terms or conditions applicable to the Award, except as otherwise determined by the Committee, the Participant shall forfeit the Restricted Shares or Restricted Share Units. The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse; however, to the extent the Restricted Shares or Restricted Share Units are intended to qualify for the Performance-Based Exception, the provisions of Section 6(d)(iv) will apply.

(d)          Performance-Based Exception.

(i)     Grants. Subject to the provisions of the Plan, Full-Value Awards granted in a manner that is intended to qualify for the Performance-Based Exception shall be conditioned upon the achievement of Performance Goals as the Committee shall determine, in its sole discretion.

(ii)     Performance Goals. Performance Goals shall be based on one or more Performance Measures, over a Performance Period, as to be determined by the Committee. Performance Goals shall be objective (as that term is described in Treasury Regulations under Code Section 162(m)) and shall be established in writing by the Committee not later than 90 days after the beginning of the Performance Period (but in no event after 25% of the Performance Period has elapsed), and while the outcome as to the Performance Goal is substantially uncertain.

(iii)     Performance Measures. The Performance Measure(s) may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company, and shall consist of one or more or any combination of the following criteria: cash flow, profit, revenue, stock price, market share, sales, net income, operating income, return ratios, earnings per share, earnings (which may include an add back for taxes, interest, and/or depreciation and amortization), operating earnings, profit margins, earnings per Common Share, favorable comparison to established budgets, return on shareholders’ equity, return on assets, attainment of strategic and operational initiatives, comparisons with various stock market indices, reduction in costs or a combination of such factors, personal performance measures, working capital, total assets, net assets, return on sales, return on invested capital, gross margin, costs, shareholders’ equity, shareholder return and/or productivity or productivity improvement. The Performance Goals based on these Performance Measures may be expressed in absolute terms or relative to the performance of other entities.

(iv)     Treatment of Awards. With respect to any Full-Value Award that is intended to qualify for the Performance-Based Exception: (A) the Committee shall interpret the Plan and this Section 6(d) in light of Code Section 162(m), (B) the Committee shall not amend the Full-Value Award in any way that would adversely affect the treatment of the Full-Value Award under Code Section 162(m), and (C) such Full-Value Award and any dividends or other property otherwise payable with respect to such Full-Value Award shall not vest or be paid until the Committee shall first have certified in writing that the Performance Goals have been achieved.

(e)     Unrestricted Share Awards.

Subject to the terms and provisions of the Plan, the Committee may grant awards of unrestricted Common Shares to Participants in such number and upon such terms and conditions as the Committee determines in recognition of outstanding achievements or contributions by such Participants or otherwise. Unrestricted Common Shares issued on a bonus basis may be issued for no cash consideration.

(f)     Deferred Shares

The Committee is authorized to grant Deferred Shares to any Participant. The number of Deferred Shares shall be determined by the Committee and may (but is not required to) be based on one or more Performance Goals or Performance Measures, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Shares underlying a Deferred Share award which may be subject to a vesting schedule or other conditions or criteria set by the Committee will be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Committee, a holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Common Shares underlying the Award have been issued to the such holder.

(g)     Deferred Share Units

The Committee is authorized to grant Deferred Share Units to any Participant. The number of Deferred Share Units shall be determined by the Committee and may (but is not required to) be based on one or more Performance Goals or Performance Measures, including service to the Company, as the Committee determines, in each case on a specified date or dates or over any period or periods determined by the Committee. Each Deferred Share Unit shall entitle the holder thereof to receive one Common Share on the date the Deferred Share Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the holder’s termination of service). Common Shares underlying a Deferred Share Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee will not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Committee, a holder of Deferred Share Units shall have no rights as a Company shareholder with respect to such Deferred Share Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Common Shares underlying the Award have been issued to such holder.

7.             Deferred Payment

Subject to the terms of the Plan, the Committee may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, Common Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, which terms shall comply with Code Section 409A.

8.             Dilution and Other Adjustments

In the event of any merger, reorganization, consolidation, liquidation, recapitalization, reclassification, redesignation, stock dividend, other distribution (whether in the form of cash, shares or otherwise), stock split, reverse stock split, spin off, combination, repurchase or exchange of shares or issuance of warrants or rights to purchase shares or other securities, or other change in corporate structure affecting the Common Shares, the Committee shall make such adjustments in the aggregate number and type of Common Shares which may be delivered and the individual award maximums as set forth in Section 5, the number and type of Common Shares subject to outstanding Awards and the Exercise Price or other price of Common Shares subject to outstanding Awards (provided the number of Common Shares subject to any Award shall always be a whole number), as may be and to the extent determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan. Any such adjustment of an ISO or SAR shall be made in compliance with Code Sections 422 and 424, and no such adjustment shall be made that would cause any Award which is exempt from Code Section 409A or which is or becomes subject to Code Section 409A to fail to comply with the requirements of Code Section 409A.

9.             Change in Control

Notwithstanding any other provision of the Plan to the contrary, immediately upon the occurrence of a Change in Control, the following provisions of this Section 9 shall apply except to the extent an Award Agreement provides for a different treatment (in which case the Award Agreement shall govern):

~~(a)~~(a)     all outstanding Stock Options and SARs vest and become fully exercisable; and

(b)     all Full-Value Awards become fully vested.

10.           Termination

(a)         Termination by Death, Disability, or Retirement. If a Participant’s employment by the Company terminates by reason of death, Disability or Retirement, or in the case of an advisory relationship if such business relationship terminates by reason of death or Disability, any Award held by such Participant, unless otherwise determined by the Committee at grant or otherwise interpreted pursuant to Section 12(l) hereof, shall be fully vested and may thereafter be exercised by the Participant or by the Participant’s beneficiary or legal representative, for a period of one year following termination of employment, in the case of death or Disability, and 90 days in the case of Retirement, or such longer period as the Committee may specify at or after grant in all cases other than ISOs, or until the expiration of the stated term of such Award, whichever period is shorter; provided that, for Full-Value Awards intended to qualify for the Performance-Based Exception, no vesting may occur or no distribution may be made in the case of Retirement prior to the attainment of the Performance Goals.

(b)         Termination for Cause. If a Participant’s employment or service terminates for Cause, (i) all Stock Options and SARs (or portions thereof) which have not been exercised, whether vested or not, and (ii) all unvested Full-Value Awards, shall immediately be forfeited upon termination, including such Awards that are subject to performance conditions (or unearned portions thereof).

(c)         Other Terminations. If a Participant’s employment or service terminates, voluntarily or involuntarily, for any reason other than death, Disability, Retirement or Cause, (i) any vested portion of Stock Options or SARs held by the Participant at the time of termination may be exercised for a period of three months (or such other period as the Committee may specify at or after the time of grant) from the termination date, or until the expiration of the original term of the Stock Option or SAR, whichever period is shorter, (ii) no unvested portion of any Stock Option or SAR shall become vested, including such Awards that are subject to performance conditions (or unearned portions thereof), and (iii) all unvested Full-Value Awards, including such Awards that are subject to performance conditions (or unearned portions thereof), shall immediately be forfeited upon termination.

(d)         Limitation for ISOs. No ISO may be exercised more than three months following termination of employment for any reason (including Retirement) other than death or Disability, nor more than one year following termination of employment for the reason of death or Disability (as defined in Code Section 422), or such Award will no longer qualify as an ISO and shall thereafter be, and receive the tax treatment applicable to, a NQSO. For this purpose, a termination of employment is cessation of employment, under the rules applicable to ISOs, such that no employment relationship exists between the Participant and the Company.

(e)         Transfers and Leaves of Absence. The transfer of a Participant within the Company shall not be deemed a termination of employment except as required by Code Sections 422 and 409A, and other applicable laws. The following leaves of absences are not deemed to be a termination of employment:

(i)     if approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, and the period of absence does not exceed 90 days;

(ii)     if in excess of 90 days, if approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed by statute or contract and provided that the Participant returns to work within 30 days after the end of such absence; and

(iii)     subject to the restrictions of Code Section 409A and to the extent that such discretion is permitted by law, if the Committee determines in its discretion that the absence is not a termination of employment.

11.           Recoupment or Recovery Policy

Any Award shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recoupment or recovery policy adopted by the Company, Committee or Board, as thereafter amended, including any policy adopted to comply with the rules of any stock exchange on which the Common Shares are traded or the Securities and Exchange Commission.

12.           Miscellaneous Provisions

(a)     Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to Awards hereunder, unless and until the Common Shares have been registered to the Participant as the owner.

(b)     No Loans. No loans from the Company to Participants shall be permitted in connection with the Plan.

(c)     Assignment or Transfer. Except as otherwise provided under the Plan, no Award or any rights or interests therein shall be transferable other than by will or the laws of descent and distribution. The Committee may, in its discretion, provide that an Award (other than an ISO) is transferable without the payment of any consideration to a Participant’s family member, subject to such terms and conditions as the Committee may impose. For this purpose, “family member” has the meaning given to such term in the General Instructions to the Form S-8 registration statement under the Securities Act. All Awards shall be exercisable, during the Participant’s lifetime, only by the Participant or a person who is a permitted transferee pursuant to this Section 12(c). Once awarded, the Common Shares (other than Restricted Shares) received by Participants may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the Securities Act, Section 16 of the Exchange Act and the Company’s Insider Trading Policy, each as amended.

(d)     Withholding Taxes. The Company shall have the right to deduct from all Awards paid in cash to a Participant any taxes required by law to be withheld with respect to such Awards. All statutory minimum applicable withholding taxes arising with respect to Awards paid in Common Shares to a Participant shall be satisfied by the Company retaining Common Shares having a Fair Market Value on the date the tax is to be determined that is equal to the amount of such statutory minimum applicable withholding tax (rounded, if necessary, to the next lowest whole number of Common Shares); provided, however, that, subject to any restrictions or limitations that the Company deems appropriate, a Participant may elect to satisfy such statutory minimum applicable withholding tax through cash or cash proceeds.

(e)     No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Company, and the Plan shall not interfere with or limit in any way the right of the Company to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award will be exclusively governed by the Plan, including the right of the Company to amend or cancel the Plan at any time without the Company incurring liability to the Participant (except, to the extent the terms of the Award so provide, for Awards already granted under the Plan), (ii) the Participant is not entitled to future award grants under the Plan or any other plan, and (iii) the value of any Awards received shall be excluded from the calculation of termination or other severance payments or benefits.

(f)     Beneficiary Designation. To the extent allowed by the Committee, each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and shall be effective only when received in writing by the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

(g)     Fractional Shares. Fractional Common Shares shall not be issued or transferred under an Award, but the Committee may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.

(h)     Unfunded Plan. The Plan shall be unfunded and any benefits under the Plan shall represent an unsecured promise to pay by the Company. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company.

(i)     Severability. If any provision of the Plan is deemed illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j)     Limitation of Liability. Members of the Board and the Committee and officers and employees of the Company who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

(k)     Successors. All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(l)     Code Section 409A Compliance. Each Award granted under the Plan is intended to be either exempt from or in compliance with the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder, including any transition relief available under applicable guidance. The Plan may be amended or interpreted by the Committee as it determines appropriate in accordance with Code Section 409A in order for the Plan and Awards to comply with Code Section 409A. If a Participant is a “specified employee” as defined in Code Section 409A at the time of the Participant’s separation from service with the Company, then solely to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, the commencement of any payments or benefits under an Award shall be deferred until the date that is six months following the Participant’s separation from service (or such other period as required to comply with Code Section 409A). Notwithstanding the foregoing, the Company does not guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to Awards to cause such compliance.

13.           Effective Date, Amendments, Governing Law and Plan Termination

(a)          Effective Date. The Effective Date of the Plan is the date on which the Company’s shareholders approve the Plan at a duly held shareholder meeting.

(b)          Amendments.

(i)     Amendment of the Plan. The Committee or the Board may at any time terminate or amend the Plan in whole or in part, but no such action shall materially and adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment without the consent of the affected Participant, except to the extent that the Committee reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law or the rules and regulations of any stock exchange on which the Common Shares are traded or to preserve any intended favorable, or avoid any unintended unfavorable, tax effects for the Company, Plan or Participants. Notwithstanding the foregoing, unless the Company’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would: (A) increase the maximum number of Common Shares that may be delivered under the Plan or to any one individual (except to the extent made pursuant to Section 8 hereof), (B) extend the maximum period during which Awards may be granted under the Plan, (C) add to the types of awards that can be made under the Plan, (D) modify the requirements as to eligibility for participation in the Plan, (E) permit a repricing or decrease the Exercise Price to less than the Fair Market Value on the Date of Grant of any Stock Option or SAR, except for adjustments made pursuant to Section 8, (F) materially increase benefits to Participants, or (G) otherwise require shareholder approval pursuant to the Plan or applicable law or the rules of the principal securities exchange on which Common Shares are traded.

(ii)     Amendment of Awards. The Committee may amend, prospectively or retroactively, the terms of an Award, provided that no such amendment is inconsistent with the terms of the Plan or would materially and adversely affect the rights of any Participant without his or her written consent.

(c)     Governing Law. To the extent not preempted by Federal law, the Plan and all Award Agreements are construed in accordance with and governed by the laws of the State of Ohio. The Plan is not intended to be governed by the Employment Retirement Income Security Act of 1974, and shall be so construed and administered.

(d)     Plan Termination. No Awards shall be made under the Plan after the tenth anniversary of the Effective Date.

Approved by Board on ~~August 19~~September 16, ~~2015~~ 2016

~~Approved~~ To Be Considered by Shareholders on November ~~19~~17, ~~2015~~ 2016

~~6210193.4~~

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING

The undersigned hereby appoints Wilfred T. O’Gara and Dennis W. Wells, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 17, 2016 at 11:00 a.m., Eastern Standard Time at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.	Authority to elect as Directors the seven nominees below.
FOR ALL ☐	WITHHOLD ALL ☐

Robert P. Beech, Gary P. Kreider, John K. Morgan, Wilfred T. O'Gara, James P. Sferra, Robert A. Steele, and Dennis W. Wells

FOR ALL NOMINEES EXCEPT THE FOLLOWING FOR WHOM AUTHORITY TO VOTE IS WITHHELD ☐

2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2017.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

Amendment of the Company’s Amended and Restated 2012 Stock Incentive Plan to increase the number of Common Shares authorized for issuance by 1,600,000, set a ratio by which full value awards count against the share reserve, and authorize the issuance of deferred share based awards.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Advisory vote on the Company’s executive compensation as described in the Company’s Proxy Statement.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

_______________________, 2016
IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS